Exhibit 1

                             RESTRUCTURING AGREEMENT

         This Restructuring Agreement (the "Agreement") is entered into as of December 2, 2004, among Bookham Technology plc, a public limited company incorporated under the laws of England and Wales ("Bookham plc"), Bookham, Inc., a Delaware corporation ("Bookham, Inc." and, together with Bookham plc and its other subsidiaries whose names appear on the signature pages hereto, the "Bookham Parties"), Nortel Networks UK Limited ("NNUKL") and Nortel Networks Corporation ("Nortel Networks").

         WHEREAS, Bookham plc has issued a Series B Senior Secured Note dated November 8, 2002 in aggregate principal amount of $30,000,000.00 (the "Series B Note"), which is currently held by NNUKL;

         WHEREAS, Bookham, Inc. issued to NNUKL a Series A-1 Senior Unsecured Convertible Note dated September 10, 2004 in the principal amount of $20,000,000.00 (the "Series A-1 Note");

         WHEREAS, Bookham plc and NNUKL desire to amend and restate the Series B
Note in the form of Exhibit A hereto (the "Series B-1 Note");

         WHEREAS, Bookham, Inc. and NNUKL desire to amend and restate the Series A-1 Note in the form of Exhibit B hereto (the "Series A-2 Note");

         WHEREAS, the parties desire to amend certain security agreements and enter into certain new agreements to provide that the collateral pledged to secure the obligations under the Series B Note shall also be pledged to secure the obligations under the Series B-1 Note and the Series A-2 Note and that Bookham, Inc. and its subsidiaries pledge certain additional assets to secure the various obligations of Bookham, Inc., Bookham plc and the guarantors under each of the Series A-2 Note and the Series B-1 Note; and

         WHEREAS, the parties desire that Bookham plc pledge certain real property located at Caswell, U.K. to secure the obligations under the Series A-2 Note and Series B-1 Note;

         NOW THEREFORE, in consideration of the mutual premises hereinafter set forth and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:

         1. Agreements. Contemporaneously with the execution and delivery of this Agreement:

                  (a) Bookham plc shall deliver to NNUKL the Series B-1 Note which amends and restates the Series B Note;

                  (b) Bookham, Inc. shall deliver to NNUKL the Series A-2 Note which amends and restates the Series A-1 Note;

                  (c) Each of the Bookham Parties and Nortel Networks shall execute and deliver an agreement that amends and restates the U.S. Security Agreement dated as of November 8, 2002 between Bookham plc, certain subsidiaries of Bookham plc and Nortel Networks in the form attached hereto as Exhibit C (as amended, the "U.S. Security Agreement");

                  (d) Bookham plc and NNUKL shall execute and deliver a Debenture relating to the real property at Caswell, U.K., in the form attached hereto as Exhibit D;

                  (e) Bookham plc, NNUKL and Nortel Networks shall execute an amendment to the Debenture relating to real property at Paignton, U.K. dated November 8, 2002 between Bookham plc and Nortel Networks in the form attached hereto as Exhibit E;

                  (f) Bookham, Inc. shall cause Bookham (Canada) Inc. to execute and deliver and Nortel Networks shall execute and deliver, and shall cause NNUKL to execute and deliver, an agreement that amends and restates the Security Agreement dated as of November 8, 2002 between Bookham (Canada) Inc. and Nortel Networks, in the form attached hereto as Exhibit F.

                  2. Post-Signing Actions. (a) Within 14 calendar days of the execution and delivery of this Agreement, and to the extent permitted by applicable law, Bookham, Inc. shall (i) cause all of the outstanding capital stock or other equity interests of Bookham International Ltd., a company organized in the Cayman Islands that is a wholly-owned subsidiary of Bookham, Inc., to be pledged, in favor of NNUKL, on a first priority basis (to the extent such priority is contemplated by applicable law) as security for the Obligations (as defined in the U.S. Security Agreement) of Bookham, Inc. and its subsidiaries under the Series B-1 Note and the Series A-2 Note and the Security Agreements, pursuant to an agreement reasonably acceptable to Nortel Networks,
(ii) cause such pledges to be perfected under the laws of the Cayman Islands and
(iii) deliver to NNUKL an opinion from Maples and Calder, Cayman counsel to Bookham, Inc., addressed to NNUKL in substantially the form of Exhibit G.

                  (b) As soon as reasonably practicable after the execution of this agreement, and to the extent permitted by applicable law, Bookham, Inc. shall cause the property, plant and equipment (including real property) located in China that is owned by subsidiaries of Bookham, Inc. (including Bookham Technology (Shenzhen) (FFTZ) Co. Ltd. and New Focus Pacific (SHIP) Co. Ltd.) to be mortgaged or pledged on a first-priority basis (to the extent such priority is contemplated by applicable law) for the benefit of NNUKL as security for the Obligations of Bookham, Inc. and its subsidiaries under the Series B-1 Note and the Series A-2 Note and the Security Agreements to the extent that such assets may be legally pledged and to perfect such security interests (to the extent perfection is contemplated by applicable law) pursuant to agreements and documents in each case reasonably acceptable in form and substance to Nortel Networks. Such agreements and documents shall limit the sales and transfers of such assets consistent with the restrictions set forth in the U.S. Security Agreement, except that they shall permit Bookham, Inc. and its subsidiaries to enter into one or more "sale-leaseback" or similar transactions relating to such assets on the terms and conditions set forth in Section 2.06(d) of the U.S. Security Agreement.

                  (c) Within 5 Business Days after Bookham, Inc. complies with its obligations under Section 2(b) of this Agreement, Nortel Networks shall cause NNUKL to waive, release or take such other action as is necessary to discharge any lien or equitable charge over the capital stock or other equity securities of Bookham International Ltd. granted for the benefit of NNUKL.

                  (d) Within 5 Business Days of a request from Nortel Networks, Bookham, Inc. shall, and shall cause its subsidiaries to, execute and deliver such English law security documents (together with all other connected or ancillary documents required for the creation and perfection of the security interest created thereunder) as Nortel Networks may reasonably request. Such security documents shall be on terms and conditions satisfactory to Nortel Networks (acting reasonably) and only create security interests in favor of NNUKL over assets that are expressly stated as being the subject of the security interests under the U.S. Security Agreement.

                  (e) As soon as reasonably practicable after the execution of this Agreement (but in no event later than 30 calendar days after the execution of this Agreement), and to the full extent permitted by applicable law, Bookham, Inc. shall cause Bookham (Switzerland) AG to execute and deliver and Nortel Networks shall execute and deliver, and shall cause certain of its subsidiaries to execute and deliver, an agreement pursuant to which, to the full extent permitted by applicable law, the Swiss Assets (as defined in the Bill of Sale dated November 8, 2002 by and among Bookham (Switzerland) AG, Nortel Networks and certain subsidiaries of Nortel Networks), all Improvements (as defined in the Intellectual Property Agreement) to the Intellectual Property and all property, plant and equipment that is then or thereafter owned by Bookham (Switzerland) AG, excluding Excluded Equipment (as defined in the U.S. Security Agreement) and leasehold improvements, shall be pledged (or otherwise made available as collateral to the full extent allowed under Swiss law) on a first priority basis (to the extent such priority is contemplated by applicable law) for the benefit of Nortel Networks and certain of its subsidiaries as security for the Obligations of Bookham, Inc. and its subsidiaries under the Series B-1 Note and the Series A-2 Note and the Security Agreements to the full extent that such assets may be legally pledged and to perfect such security interests (to the extent perfection is contemplated by applicable law) pursuant to agreements and documents in each case reasonably acceptable in form and substance to Nortel Networks. Such agreements and documents shall limit the sales and transfers of such assets consistent with the restrictions set forth in the U.S. Security Agreement.

         3. Representations and Warranties. The Bookham Parties hereby jointly represent and warrant to NNUKL and Nortel Networks as follows:

                  (a) Each Bookham Party is a corporation or legal entity duly organized and validly existing under the laws of the jurisdiction of its organization and is duly qualified or licensed to do business and is in good standing (if and to the extent such term is recognized in the relevant jurisdiction) in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to so qualify would not reasonably be expected to result in damages to the Bookham Parties of more than $1,000,000 in the aggregate.

                  (b) Each Bookham Party has the requisite corporate power and authority to own, lease and operate its properties and to carry on its business as currently conducted and the requisite corporate power and authority to enter into and perform this Agreement and all other agreements and documents contemplated hereby (the "Additional Documents") and to carry out the transactions contemplated by this Agreement and the Additional Documents.

                  (c) This Agreement has been, and the Additional Documents when executed will be, duly executed and delivered by the applicable Bookham Party, and constitute valid and binding obligations of such Bookham Party, enforceable in accordance with their respective terms, except that no such representation and warranty is made herein with respect to the law of any jurisdiction outside of the United States.

                  (d) Other than (A) as set forth on Exhibit H, (B) Indebtedness secured by purchase money security interests, (C) the Series A-2 Note, (D) the Series B-1 Note and (E) capitalized leases, letters of credit, indemnity obligations and performance bonds not exceeding U.S.$2,000,000 in the aggregate, the Bookham Parties do not have any Indebtedness. "Indebtedness" means any obligation in respect of (i) borrowed money (excluding intercompany loans), (ii) capitalized lease obligations, (iii) obligations under interest rate agreements and currency agreements, (iv) guarantees of any obligation of any third Person,
(v) letters of credit and (vi) indemnity obligations or performance bonds.

                  (e) The amendment and restatement of the Series A-1 Note and the authorization, issuance, execution and delivery of the Series A-2 Note has been duly authorized by all requisite corporate action on the part of the Bookham, Inc.

                  (f) The amendment and restatement of the Series B Note and the authorization, issuance, execution and delivery of the Series B-1 Note has been duly authorized by all requisite corporate action on the part of Bookham plc.

                  (g) Neither the execution or delivery by any Bookham Party of this Agreement, the consummation of the transactions contemplated hereby, nor the compliance by the Bookham Parties with any of the provisions hereof will (i) conflict with, violate or result in the breach of, any provision of the certificate of incorporation or by-laws or other organizational documents of any Bookham Party; (ii) conflict with, violate, or result in the breach by any Bookham Party of any applicable law; (iii) conflict with, violate, result in the breach or termination of, or constitute a default or give rise to any right of termination or acceleration or right to increase the obligations or otherwise modify the terms under any contract, agreement or understanding to which any Bookham Party is a party or by which any Bookham Party or any of its assets is bound; or (iv) result in the creation of any lien upon any of the assets of the Bookham Parties (other than the liens created pursuant to the transactions contemplated hereby), in each case, with respect to the foregoing, except for such conflicts, violations, breaches, terminations, defaults, rights or liens that have not had and would not reasonably by expected to have, individually or in the aggregate, a material adverse effect on any Bookham Party.

                  (h) No consent, approval or authorization of, permit from, or declaration, filing or registration with, any governmental authority or any other person is required to be made or obtained by any Bookham Party in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, except where the failure to obtain such consent, approval, authorization or permit, or to make such declaration, filing or registration, has not had and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on any Bookham Party.

                  (i) As of the date hereof, other than Bookham (Canada), Inc. neither Bookham, Inc., nor any of its subsidiaries owns, leases or operates any assets in Canada, except for any Intellectual Property registered in Canada. The aggregate fair market value of the assets of Bookham, Inc. and its subsidiaries in Canada does not exceed $1,500,000 as of the date hereof. "Intellectual Property" means trademarks, service marks, brand names, distinguishing guises, trade dress, trade names, words, symbols, color schemes, business names, internet domain names and other indications of origin, patents and pending patent applications, utility models, inventors' certificates and invention disclosures

                  (j) Bookham Technology (Shenzhen) (FFTZ) Co. Ltd. and New Focus Pacific (SHIP) Co. Ltd. are the only entities organized under the laws of China in which Bookham, Inc. or any of its subsidiaries holds an equity interest; and Bookham International Ltd. owns all the outstanding equity interests of Bookham Technology (Shenzhen) (FFTZ) Co. Ltd. and New Focus Pacific
(SHIP) Co. Ltd. free and clear of all Liens.

                  (k) Each Principal Subsidiary (as defined in the U.S. Security Agreement) of Bookham, Inc. is a party to the U.S. Security Agreement and is a Guarantor (as defined in the Series A-2 Note) of the obligations of Bookham, Inc. under the Series A-2 Note and the obligations of Bookham plc under the Series B-1 Note and is a Pledgor Party under the U.S. Security Agreement or the Canadian Security Agreement.

         4. Appraisals. Bookham, Inc., at its own expense, shall engage a certified appraiser to appraise the value of all material Collateral (as defined in the U.S. Security Agreement). Bookham, Inc. shall cause such certified appraiser to issue a valuation report with respect to such material Collateral to NNUKL and Nortel Networks within 90 calendar days of the date of this Agreement.

         5. Miscellaneous.

                  (a) Parties in Interest. All covenants, agreements, representations, warranties and undertakings in this Agreement made by and on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and permitted assigns of the parties hereto.

                  (b) Amendments and Waivers. Except as set forth in this Agreement, changes in or additions to this Agreement may be made, or compliance with any term, covenant, agreement, condition or provision set forth herein may be omitted or waived (either generally or in a particular instance and either retroactively or prospectively), upon the written consent of all of the parties to this Agreement.

                  (c) Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York (without reference to the conflicts of law provisions thereof).

                  (d) Notices. All notices, requests, consents, and other communications under this Agreement shall be in writing and shall be deemed delivered (i) two business days after being sent by registered or certified mail, return receipt requested, postage prepaid or (ii) one business day after being sent via a reputable nationwide overnight courier service guaranteeing next business day delivery, in each case to the intended recipient as set forth below:

                       (i) If to any Bookham Party, at Bookham Technology plc, Caswell Towcester, Northamptonshire NN12 8EQ, United Kingdom, Attention:
Corporate Secretary, with a copy to Thomas S. Ward, Esq., Wilmer Cutler Pickering Hale and Dorr LLP, 60 State Street, Boston, MA 02109; and

                       (ii) If to NNUKL or Nortel Networks, at Nortel Networks Corporation, 8200 Dixie Road, Brampton, ON L6T 5P6, Canada, Attention:
Secretary, with a copy to Robert Fishman, Nortel Networks Corporation, 2221 Lakeside Boulevard, Mail Stop 991-14-B40, Richardson, TX 75082-4399.

                       (iii) Any party may give any notice, request, consent or other communication under this Agreement using any other means (including, without limitation, personal delivery, messenger service, telecopy, first class mail or electronic mail), but no such notice, request, consent or other communication shall be deemed to have been duly given unless and until it is actually received by the party for whom it is intended. Any party may change the address to which notices, requests, consents or other communications hereunder are to be delivered by giving the other parties notice in the manner set forth in this Section 3(d).

                  (e) Entire Agreement. This Agreement and the exhibits hereto together with any other agreement referred to herein constitute the entire agreement among the parties with respect to the subject matter hereof. This Agreement supersedes all prior agreements between the parties with respect to the note purchased hereunder and the subject matter hereof.

                  (f) Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

                  (g) Counterparts; Facsimile Signatures. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which shall constitute one and the same document. This Agreement may be executed by facsimile signatures.

                  (h) Legends. It is understood that the Series A-2 Note and the Series B-1 Note shall bear a legend substantially in the following form and such other legends that may be required under the laws of any applicable jurisdiction:

                  "The security represented by this instrument has not been registered under any applicable securities law. This security cannot be sold or otherwise transferred unless it is registered under the U.S. Securities Act of 1933 or the borrower is furnished with an acceptable opinion of counsel that an exemption from registration is available.

                  This note has not been qualified by the filing of a prospectus under applicable Canadian securities laws. By its acceptance of this note, the holder represents that it is an accredited investor, as such term is defined in Ontario Securities Commission rule 45-501, and agrees that this note is not being acquired with a view to distribution."

                  (i) Expenses. Bookham, Inc. shall pay the reasonable fees and disbursements of external legal counsel to NNUKL and Nortel Networks and any filing fees incurred by NNUKL or Nortel Networks relating to the transactions contemplated hereby up to a maximum of $75,000 in the aggregate. Except as otherwise expressly set forth in this Agreement, each party shall otherwise bear all of its own expenses incurred in connection with the transactions contemplated hereby.

                                    * * * * *

                   [SIGNATURE PAGE TO RESTRUCTURING AGREEMENT]

US1DOCS 4829375v4
         IN WITNESS WHEREOF, this Restructuring Agreement has been executed by the parties hereto as of the day and year first written above.


                                        BOOKHAM TECHNOLOGY PLC





                                        By:      /s/ Stephen Abely
                                           --------------------------------
                                        Name:      Stephen Abely
                                           --------------------------------
                                        Title:        Director
                                           --------------------------------






                                        BOOKHAM, INC.





                                        By:      /s/ Stephen Abely
                                           --------------------------------
                                        Name:         Stephen Abely
                                           --------------------------------
                                        Title:   Chief Financial Officer
                                           --------------------------------




                                        NEW FOCUS, INC.





                                        By:      /s/ Stephen Abely
                                           --------------------------------
                                        Name:         Stephen Abely
                                           --------------------------------
                                        Title:        President
                                           --------------------------------




                                        ONETTA, INC.





                                        By:      /s/ Philip Davis
                                           --------------------------------
                                        Name:         Philip Davis
                                           --------------------------------
                                        Title:        President
                                           --------------------------------





                                        IGNIS OPTICS, INC.





                                        By:      /s/ Stephen Abely
                                           --------------------------------
                                        Name:        Stephen Abely
                                           --------------------------------
                                        Title:       President
                                           --------------------------------

                                        BOOKHAM (CANADA), INC.





                                        By:      /s/ Stephen Abely
                                           --------------------------------
                                        Name:        Stephen Abely
                                           --------------------------------
                                        Title:       Director
                                           --------------------------------





                                        By:      /s/ Philip Davis
                                           --------------------------------
                                        Name:        Philip Davis
                                           --------------------------------
                                        Title:       Treasurer
                                           --------------------------------




                                        BOOKHAM (SWITZERLAND) AG





                                        By:      /s/ Stephen Abely
                                           --------------------------------
                                        Name:        Stephen Abely
                                           --------------------------------
                                        Title:   President and Director
                                           --------------------------------

                                        NORTEL NETWORKS UK LIMITED





                                        By:      /s/ Geoffrey Lloyd
                                           --------------------------------
                                        Name:         Geoffrey Lloyd
                                           --------------------------------
                                        Title:        Director
                                           --------------------------------





                                        NORTEL NETWORKS CORPORATION





                                        By:      /s/ Khush Dadyburjor
                                           --------------------------------
                                        Name:        Khush Dadyburjor
                                           --------------------------------
                                        Title:       Attorney-in-fact
                                           --------------------------------

                                                                       Exhibit A



                              AMENDED AND RESTATED

                                 SERIES B-1 NOTE

THE SECURITY REPRESENTED BY THIS INSTRUMENT HAS NOT BEEN REGISTERED UNDER ANY APPLICABLE SECURITIES LAW. THIS SECURITY CANNOT BE SOLD OR OTHERWISE TRANSFERRED UNLESS IT IS REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933 OR THE BORROWER IS FURNISHED WITH AN ACCEPTABLE OPINION OF COUNSEL THAT AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

THIS NOTE HAS NOT BEEN QUALIFIED BY THE FILING OF A PROSPECTUS UNDER APPLICABLE CANADIAN SECURITIES LAWS. BY ITS ACCEPTANCE OF THIS NOTE, THE HOLDER REPRESENTS THAT IT IS AN ACCREDITED INVESTOR, AS SUCH TERM IS DEFINED IN ONTARIO SECURITIES COMMISSION RULE 45-501, AND AGREES THAT THIS NOTE IS NOT BEING ACQUIRED WITH A VIEW TO DISTRIBUTION.

                     Series B-1 Senior Secured Note Due 2006

U.S.$30,000,000.00                                              Date _________

         Section 1. General.

         (a) Bookham Technology plc, a public limited company incorporated under the laws of England and Wales (the "Borrower"), for value received, hereby promises to pay, subject to the further provisions hereof, to Nortel Networks UK Limited (the "Lender"), the principal amount of THIRTY MILLION U.S. DOLLARS (U.S.$30,000,000.00), as such principal amount may be reduced by prepayments pursuant to Section 3 and Section 4 of this Note (as defined below), on November 8, 2006 (such date, the "Maturity Date"), on presentation and surrender of this Note to the Borrower, in such coin or currency of the United States of America as at the time of payment shall be legal tender therein for the payment of public and private debts.

         (b) The Borrower further agrees to pay interest on the outstanding principal amount hereof from time to time from the date hereof at the Interest Rate (as defined below), payable in arrears on each Interest Payment Date (as defined below) and on the Maturity Date. Interest shall be calculated on the basis of a 360-day year of twelve 30-day months.

         (c) The Lender shall act on behalf of and as agent for all present and future Holders (as defined below) and shall exclusively exercise or enforce any and all rights, powers, privileges and remedies hereunder. If the Holder is not the Lender, the Borrower and the Guarantors shall satisfy any requirement hereunder to deliver to the Holder any notice or payment by delivering such notice or payment to the Lender rather than the Holder.

         Section 2. Security Interest, Retention of Title and Limitation on
Liens.

         (a) As security for the Indebtedness (as defined below), and as security for the agreements and other obligations of the Borrower and the Guarantors (as defined below) hereunder and in order to secure the full and punctual payment of their respective obligations hereunder in accordance with the terms set forth herein, (i) the Borrower has pledged, and Bookham, Inc. has caused certain of its Subsidiaries to pledge, and the Borrower will pledge and Bookham, Inc. will cause certain of its Subsidiaries to pledge, the Collateral (as defined below) pursuant to the Security Agreements and the documents delivered pursuant thereto and pursuant to certain other documents delivered or to be delivered, as applicable, pursuant to the Restructuring Agreement, and
(ii) the Seller (as defined in the Acquisition Agreement) and its Subsidiaries have retained title to certain of the Assets (as defined in the Acquisition Agreement) pursuant to the Bill of Sale, dated as of November 8, 2002 delivered by Seller and certain of its Subsidiaries to Bookham (Switzerland) AG (as such title retention arrangements have been modified by certain documents and agreements delivered or to be delivered, as applicable, pursuant to the Restructuring Agreement).

         (b) None of the Borrower and the Guarantors shall (and none of them shall permit any of its Subsidiaries to) create, incur, assume or permit to exist any Lien on any of the Collateral, except for Permitted Liens.

         Section 3. Voluntary Prepayment.

         This Note shall be prepayable, at the option of the Borrower, in whole or in part, on one or more occasions, on not less than two (2) Business Days (as defined below) and not more than twenty (20) calendar days prior written notice to the Holder, at a price in cash equal to 100% of the outstanding principal amount to be prepaid, plus accrued and unpaid interest to such prepayment date.

         Section 4. Mandatory Prepayment.

         (a) Within one (1) Business Day after the consummation of any Qualified Financing (as defined below), the Borrower shall prepay in cash on a pro rata basis by wire transfer of immediately available funds the outstanding obligations under the Series B-1 Note in an amount equal to 20% of the Net Proceeds (as defined below) of such Qualified Financing to the extent such Net Proceeds constitute all or part of the Initial Net Proceeds (as defined below).

         (b) Within one (1) Business Day after the consummation of any Qualified Financing, the Borrower shall prepay in cash on a pro rata basis by wire transfer of immediately available funds the outstanding obligations under the Series B-1 Note in an amount equal to 40% of the Net Proceeds of such Qualified Financing to the extent such Net Proceeds constitute all or part of the Subsequent Net Proceeds (as defined below).

         (c) Within one (1) Business Day after the consummation of any sale, distribution, assignment, lease, transfer or other disposition in violation of
Section 7(d), the Borrower shall prepay on a pro rata basis by wire transfer of immediately available funds the outstanding obligations under the Series B-1
Note in an amount equal to the Net Proceeds of such sale, distribution, assignment, lease, transfer or other disposition

         (d) Within one (1) Business Day after a Change of Control (as defined below) of Bookham, Inc., the Borrower shall prepay the Series B-1 Note in full at a price in cash equal to 100% of the outstanding principal amount, plus accrued and unpaid interest to such prepayment date.

         Section 5. Replacement of Note.

         At the request of the Holder upon receipt by the Borrower of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Note and, in case of loss, theft or destruction, of indemnity reasonably satisfactory to it, or, in the case of mutilation, upon surrender and cancellation of this Note, and in all cases upon reimbursement to the Borrower of all reasonable expenses incidental thereto, the Borrower and the Guarantors shall make and deliver to the Holder a replacement Note of like tenor in lieu of this Note.

         Section 6. Amendments, Modifications and Waivers.

         No covenant, agreement or condition contained in this Note may be amended or modified and no right hereunder may be waived (either generally or in a particular instance and either retroactively or prospectively) other than by a written instrument or agreement executed by the Holder and the Borrower. Any such amendment, modification or waiver shall be binding upon each present and future holder of this Note and upon the Borrower. Upon the request of the Borrower, the Holder shall submit this Note to the Borrower so that this Note be marked to indicate such amendment, modification or waiver, and any Note issued thereafter shall bear a similar notation referring to any such amendment, modification or continuing waiver.

         Section 7. Existence; Conduct of Business; Report on Cash Balance and Forecast of Cash Flows; Sales of Assets; Confidentiality; Trading in Securities.

         (a) Each of the Borrower and the Guarantors shall do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, contracts, licenses, permits, privileges, franchises, patents, copyrights, trademarks and trade names that are, in the Borrower's reasonable judgment, material to the conduct of its business.

         (b) Provided that from time to time the Holder may instruct the Borrower to discontinue the delivery of reports pursuant to this Section 7(b), Bookham, Inc. shall deliver the following reports to the Holder via email to paolini@nortelnetworks.com and via facsimile at 905-863-8261 (or such other email address or facsimile number as the Holder shall designate in writing):

               (i) By Tuesday of the following calendar week, for each calendar week ending after the date of this Note, Bookham, Inc. shall provide the Holder with a report, on a consolidated basis, of the amount of Bank Cash (as defined below), as of the end of the day on Friday of such calendar week.

               (ii) By the 10th day of each calendar month ending after the date of this Note, Bookham, Inc. shall provide the Holder with a report stating the Cash Balance (as defined below) of Bookham, Inc. and its Subsidiaries, on a consolidated basis, as of the end of the prior calendar month (or the nearest Business Day thereafter if the end of the calendar month is not a Business Day).

               (iii) By the 25th day of each calendar month ending after the date of this Note, Bookham, Inc. shall provide the Holder with a report stating the Cash Balance of the Borrower and its Subsidiaries, on a consolidated basis, as of the 15th day of the then current calendar month or, if the 15th day is not a Friday, the nearest Friday to the 15th day.

         (c) Within 15 Business Days of the end of each calendar month ending after the date of this Note, Bookham, Inc. shall provide the Holder with (i) a statement of operations, balance sheet and statement of cashflows prepared in accordance with Bookham, Inc.'s internal format for Bookham, Inc. and its Subsidiaries, on a consolidated basis, for the previous calendar month and (ii) a financial forecast of Bookham, Inc. and its Subsidiaries, on a consolidated basis, for the current quarter and for the four subsequent quarters, consisting of a statement of operations, balance sheet and statement of cashflows prepared in accordance with Bookham, Inc.'s internal format, as well as qualitative analysis of such forecasts and any changes from prior forecasts provided to the Holder in accordance with this Section 7(c); provided, however, that from time to time the Holder may instruct the Borrower to discontinue the delivery of reports pursuant to this Section 7(c).

         (d) Neither the Borrower nor any Guarantor shall distribute, sell, assign, transfer or otherwise dispose of any Collateral without the prior written consent of the Holder while the Guaranteed Obligations are outstanding, except for the disposition of equipment having a fair market value not to exceed $5,000,000 in the aggregate.

         (e) The Holder and its Representatives shall hold in confidence, and shall not disclose to any person outside its organization, any of the information provided by Bookham, Inc. pursuant to Section 7(b) or Section 7(c) without the prior written consent of Bookham, Inc.. The Holder shall disclose such information only to persons within its organization who have a need to know such information in the course of the performance of their duties. The Holder will promptly report to Bookham, Inc. any actual violation of the terms of this
Section 7(e) and will take all reasonable further steps requested by Bookham, Inc. to prevent, control or remedy any such violation. The obligations of the Holder in this Section 7(e) shall not apply, and the Holder shall have no further obligations, with respect to (i) any information that is known to the Holder prior to the date of disclosure of such information pursuant to Sections 7(b) or 7(c) hereof or is publicly available when provided or that thereafter becomes publicly available other than through a breach by the Holder of this
Section 7(e), or (ii) any information that the Holder or its Representatives are required to disclose to or by a court, governmental or regulatory agency, stock exchange or similar body, or as otherwise required by applicable law, provided that the Holder exercises its reasonable efforts to preserve the confidentiality of the information, including, without limitation, by cooperating with Bookham, Inc. to obtain an appropriate protective order or other reliable assurance that confidential treatment will be accorded the information by the person or entity receiving such information.

         (f) The Holder acknowledges that it is aware applicable securities laws prohibit any person who is aware of material, non-public information about a company obtained directly or indirectly from that company from purchasing or selling securities of such company or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities and agrees that it will not do so while in possession of any material nonpublic information about Bookham, Inc..

         Section 8. Guarantees.

         (a) Each Guarantor hereby jointly and severally unconditionally guarantees, as a primary obligor and not merely as a surety, to the Holder the full and punctual payment when due, whether at the Maturity Date, by acceleration, by prepayment or otherwise, of all obligations of the Borrower under this Note, whether for payment of principal or interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) in respect of the Note and all other monetary obligations of the Borrower under this Note, whether for fees, expenses, indemnification or otherwise (all the foregoing being hereinafter collectively called the "Guaranteed Obligations"). Each Guarantor further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, pursuant to the terms of Section 6, without notice to or further assent from each such Guarantor, and that each such Guarantor shall remain bound under this Section 8 notwithstanding any extension or renewal of any Guaranteed Obligation.

         (b) Each Guarantor waives presentation to, demand of payment from and protest to the Borrower of any of the Guaranteed Obligations and also waives notice of acceptance of its guarantee and notice of protest for nonpayment. Each Guarantor waives notice of any default under this Note. The obligations of each Guarantor hereunder shall not be affected by (i) the failure of the Holder to assert any claim or demand or to enforce any right or remedy against the Borrower or any other Person (as defined below) under this Note or any other agreement or otherwise; (ii) any extension of the repayment terms of the Guaranteed Obligations; (iii) any rescission, waiver, amendment or modification of any of the terms or provisions of this Note or any other agreement; (iv) the failure to perfect any security interest in, or the release of, any security held by the Holder for the Guaranteed Obligations or any of them; or (v) the failure of the Holder to exercise any right or remedy against any other Guarantor. In the event that there is a Change in Control with respect to any Guarantor, all obligations of such Guarantor hereunder shall be relieved in full and such Guarantor shall cease to be subject to any obligation hereunder or to be deemed a "Guarantor" upon the effectiveness of such Change in Control.

         (c) Each Guarantor hereby waives any right to which it may be entitled to have its obligations hereunder divided among the Guarantors, such that such Guarantor's obligations would be less than the full amount claimed. Each Guarantor hereby waives any right to which it may be entitled to have the assets of the Borrower first be used and depleted as payment of the Borrower's or such Guarantor's obligations hereunder prior to any amounts being claimed from or paid by such Guarantor hereunder. Each Guarantor hereby waives any right to which it may be entitled to require that the Borrower be sued prior to an action being initiated against such Guarantor.

         (d) Each Guarantor further agrees that its guarantee herein constitutes a guarantee of payment when due (and not a guarantee of collection) and waives any right to require that any resort be had by the Holder to any security held for payment of the Guaranteed Obligations.

         (e) The obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (other than payment of the Guaranteed Obligations in full), including any claim of waiver, release, surrender, alteration or compromise of any Guaranteed Obligation, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of the Holder to assert any claim or demand or to enforce any remedy under this Note or any other agreement, by any waiver or modification of any provision thereof by any default, failure or delay, willful or otherwise, in the performance of the Guaranteed Obligations, or by any other act or omission or delay to do any other act that may or might in any manner or to any extent vary the risk of any Guarantor or that would otherwise operate as a discharge of any Guarantor as a matter of law or equity.

         (f) Each Guarantor agrees that its guarantee shall remain in full force and effect until payment in full of all the Guaranteed Obligations. Each Guarantor further agrees that its guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Guaranteed Obligation is rescinded or must otherwise be restored by the Holder upon the bankruptcy or reorganization of the Borrower or otherwise.

         (g) In furtherance of the foregoing and not in limitation of any other right which the Holder has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Borrower to pay the Guaranteed Obligation when and as the same shall become due, whether at maturity, by acceleration, by prepayment or otherwise, each Guarantor hereby promises to and shall, upon receipt of written demand by the Holder, forthwith pay, or cause to be paid, in cash, to the Holder an amount equal to the sum of (i) the unpaid amount of such Guaranteed Obligations and (ii) accrued and unpaid interest on such Guaranteed Obligations then due and owing (but only to the extent not prohibited by law).

         (h) Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holder in respect of any Guaranteed Obligations guaranteed hereby until payment in full of all Guaranteed Obligations. Each Guarantor further agrees that, as between it and the Holder, (i) the maturity of the Guaranteed Obligations guaranteed hereby may be accelerated as provided in
Section 9 for the purposes of any guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of such Guaranteed Obligations as provided in
Section 10, such Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable by such Guarantor for the purposes of this
Section 8.

         (i) Each Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys' fees and expenses) incurred by the Holder in enforcing any rights under this Section 8.

         (j) Bookham, Inc. shall cause each of its Subsidiaries that (i) has not executed and delivered this Note "as Guarantor" and (ii) is or becomes a Principal Borrower Subsidiary to execute and deliver such instruments and do such acts as may be necessary for such Principal Borrower Subsidiary to become a Guarantor under this Section 8.

         (k) Upon request of the Holder, each Guarantor shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Note.

         (l) In the case of any payments made by a Guarantor pursuant to this
Section 8, the following shall apply:

               (i) All such payments shall be made to the Holder without withholding or deduction for, or on account of, Taxes (other than those withholdings or deductions to which payments by the Borrower are subject). In the event any withholding or deduction for Taxes is required by law or by the interpretation or administration thereof by the relevant governmental authority, such Guarantor shall pay such additional amounts as may be necessary in order that the net amounts received by the Holder after such withholding or deduction may not be less than the net amount that would have been received by the Holder from the Borrower.

               (ii) If the Holder is entitled to claim an exemption from, or a reduction of, any withholding or deduction for or on account of Taxes under any applicable law or treaty, the Holder hereby covenants and agrees that it will take all reasonably necessary steps to secure the benefit of such exemption or reduction. Further, if the Holder is entitled to claim a refund of any withholding or deduction of or on account of Taxes under any applicable law or treaty, the Holder hereby covenants and agrees that it will take all reasonably necessary steps to secure such refund, and (to the extent that such Guarantor has made a payment of an additional amount pursuant to this Section 8(l)) account for such refund to such Guarantor.

               (iii) If (and for so long as) the Holder fails to satisfy its obligations under clause (ii) of this Section 8(l), such Guarantor shall not be required to make any payments under this Section 8 to the extent that such payments could have been avoided if the Holder had complied with its obligations under clause (ii) of this Section 8(l). For example (and solely for purposes of illustration), if payments by such Guarantor are subject to a withholding tax of 15%, but under the applicable tax treaty the Holder is entitled to claim a reduction of withholding tax from 15% to 10%, then, if the Holder fails to comply with its obligations under clause (ii) of this Section 8(l), such Guarantor shall be obligated to make payments under clause (i) of this Section 8(l) on the reduced 10% withholding tax and shall have no obligation under clause (i) of this Section 8(l) with respect to the 5% withholding tax that could have been avoided if the Holder had complied with its obligations under clause (ii) of this Section 8(l).

         Section 9. Events of Default.

         (a) An "Event of Default" occurs if:

               (i) any default shall be made in the payment of the principal of or cash interest on the Series B-1 Note, when and as the same shall become due and payable, whether at the due date thereof, upon acceleration thereof or otherwise;

               (ii) any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity; provided that this clause (ii) shall not apply in the case of (A) voluntary or mandatory prepayments under the Series A-2 Note or the Series B-1 Note that are paid in full when due or (B) any secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;

               (iii) an Event of Default (as defined in the Series A-2 Note) occurs with respect to the Series A-2 Note;

               (iv) Bookham, Inc. or any of its Subsidiaries defaults in any material respect in its obligations hereunder (other than any obligations for the payment of principal or interest) or in any of the Security Agreements, the Restructuring Agreement or the agreements delivered pursuant thereto; provided that such default shall not have been cured within twenty (20) Business Days after written notice of such default;

               (v) Bookham, Inc. or the Borrower becomes subject to a Bankruptcy Event;

               (vi) (A) except as permitted by this Note, any of the Security Agreements or other documents delivered pursuant thereto or pursuant to any other documents delivered or to be delivered, as applicable, pursuant to the Restructuring Agreement shall be held in any judicial proceeding to be unenforceable or invalid, or shall cease for any reason to be in full force and effect and such default continues for twenty (20) Business Days after written notice, or (B) the Borrower or any Guarantor, or anyone acting on behalf of the Borrower or any Guarantor, shall deny or disaffirm its obligations under any of the Security Agreements or other documents delivered pursuant thereto or pursuant to any other documents delivered or to be delivered, as applicable, pursuant to the Restructuring Agreement;

               (vii) Bookham, Inc. and its Subsidiaries, on a consolidated basis, fail to maintain a Cash Balance of at least U.S.$25,000,000, as reported pursuant to Section 7(b)(ii) or Section 7(b)(iii), and Bookham, Inc. receives written notice from the Holder of such failure;

               (viii) Bookham, Inc. fails to provide the information required by
Section 7(b)(ii) or Section 7(b)(iii) within the time periods set forth in such sections; provided that Bookham, Inc. may cure such default by providing the information required by Section 7(b)(ii) or Section 7(b)(iii), as applicable, within 3 calendar days of such default if the most recent report delivered by Bookham, Inc. pursuant to Section 7(b)(i) both (A) was delivered within the time period set forth in such section and (B) reported an amount of Bank Cash in excess of U.S.$35,000,000;

               (ix) Bookham, Inc. fails to provide the information required by
Section 7(c) within the time period set forth in such section; provided that Bookham, Inc. may cure such default by providing the information required by
Section 7(c) within 10 calendar days of such default.

         (b) If an Event of Default occurs, then the Holder of this Note may, by written notice to the Borrower, declare this Note to be forthwith due and payable, whereupon this Note shall become forthwith due and payable, both as to principal and interest, without presentment, demand, protest, or other notice of any kind, all of which are hereby expressly waived.

         Section 10. Notices of Material Events.

         (a) The Borrower shall furnish the Holder written notice of the occurrence of any Event of Default or any development or circumstance that has, or could reasonably be expected to have, a Borrower Material Adverse Effect (as defined below) promptly upon the Borrower's obtaining knowledge thereof.

         (b) Each notice delivered under this Section 10 shall be accompanied by a statement of an executive officer of the Borrower setting forth the details of the event, development or circumstance requiring such notice and any action taken or proposed to be taken with respect thereto.

         Section 11. Extension of Maturity.

         Should the principal of and interest on this Note become due and payable on other than a Business Day, the maturity hereof shall be extended to the next succeeding Business Day, and interest shall be payable at the rate per annum herein specified during such extension.

         Section 12. Successors and Assigns.

         The provisions of this Note shall be binding upon and inure to the benefit of the Borrower and the Guarantors and their respective successors and permitted assigns and the Holder of this Note and its successors and assigns. None of the obligations of the Borrower or any Guarantor hereunder may be assigned without the prior written consent of the Holder. Subject to applicable federal and state securities Laws, this Note is transferable and assignable by the Holder (or its successor) only to a Subsidiary of the Holder (or back to the Holder). Any transfer of this Note may be made only upon surrender of the original Note for registration of transfer, duly endorsed, or accompanied by a duly executed written instrument of transfer.

         Section 13. No Waiver.

         Neither a failure nor a delay on the part of the Holder in exercising any right, power or privilege under this Note shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Holder herein expressly specified are cumulative and not exclusive of any other rights remedies or benefits which either may have under this Note at law, in equity, by statute or otherwise.

         Section 14. Governing Law.

         THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. This Note was negotiated and executed in the State and County of New York. All actions, suits and proceedings arising out of relating to this Note shall be heard and determined exclusively in a New York state or federal court sitting in the County of New York, and the Holder, the Borrower and the Guarantors hereby irrevocably submit to the exclusive jurisdiction of such courts in any such action or proceeding and irrevocably agree to the laying of venue in such courts and waive the defense of an inconvenient forum to the maintenance of any such action, suit or proceeding.

         Section 15. Titles and Subtitles.

         The titles and subtitles used in this Note are used for convenience only and are not to be considered in construing or interpreting this Note.

         Section 16. Definitions. All accounting and financial terms not defined herein shall be construed in accordance with U.S. generally accepted accounting principles, as in effect from time to time. In addition, as used in this Note, unless otherwise specified, the following terms have the meanings specified below:

         "Acquisition Agreement" means the Acquisition Agreement between Nortel Networks Corporation and the Borrower dated as of October 7, 2002 (as amended through the date hereof).

         "Bank Cash" means cash held in any deposit account in the name of Bookham, Inc. or any of its Subsidiaries.

         "Bankruptcy Event" has the meaning set forth in the Acquisition Agreement.

         "Borrower" has the meaning set forth in Section 1(a).

         "Borrower Material Adverse Effect" means any long-term or short-term effect that is or is reasonably likely to be materially adverse to (i) the business, results of operations, assets, liabilities or condition (financial or otherwise) of the Borrower and its Subsidiaries, taken as a whole, or (ii) the ability of the Borrower and its Subsidiaries to perform their respective obligations under the Security Documents and the Supply Agreement between the Borrower and Nortel Networks Corporation dated as of the date hereof, but in each case shall not include any effect arising out of or resulting from (A) a change in general economic or financial conditions (provided that such changes do not affect the Borrower and its Subsidiaries, taken as a whole, in a materially disproportionate manner in comparison to other companies engaged in the same industry) or (B) a change, condition or circumstance in the industry in which the Borrower and its Subsidiaries operate (provided that such changes do not affect the Borrower and its Subsidiaries, taken as a whole, in a materially disproportionate manner in comparison to other companies engaged in the same industry); provided, however, that (1) any decrease in the market price or trading volume of the Borrower's securities or any shareholder litigation resulting therefrom shall not, in and of itself, constitute a Borrower Material Adverse Effect and (2) the failure of the Borrower to achieve internal or external financial forecasts or projections shall not, in and of itself, constitute a Borrower Material Adverse Effect.

         "Business Day" means any day that is not a Saturday, Sunday or other day on which banks are required or authorized by law to be closed in New York, New York; London, England or Toronto, Ontario, Canada.

         "Cash Balance" of any party as of a reference date means the amount of Bank Cash, marketable securities and other cash equivalents of such party as of the reference date (which, for the avoidance of doubt, shall be less any bank checks issued and not cleared as of such reference date).

         "Change of Control" has the meaning set forth in the Acquisition Agreement.

         "Collateral" means all of the collateral described in the Security Agreements and the documents delivered pursuant thereto and pursuant to certain other documents delivered or to be delivered, as applicable, pursuant to the Restructuring Agreement.

         "Control" or "Controlled" means, as to any Person, the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

         "Equity Interest" of any Person means any and all common stock, preferred stock and any other class of capital stock of, and any partnership or limited liability company interests in, such Person or any other similar interests in such Person if such Person is not a corporation, partnership or limited liability company and includes any interest that is convertible into or exchangeable or exercisable for any Equity Interest and any other right to acquire any Equity Interest.

         "Event of Default" has the meaning set forth in Section 9(a).

         "Guaranteed Obligations" has the meaning set forth in Section 8.

         "Guarantors" means (i) subject to the last sentence of Section 8(b), those Subsidiaries of Bookham, Inc. that have executed and delivered this Note on the date hereof "as Guarantor" and (ii) such other Subsidiaries of Bookham, Inc. that have guaranteed the Series B-1 Note pursuant to Section 8(j).

         "Highest Lawful Rate" means the maximum non-usurious rate of interest, as in effect from time to time, which may be charged, contracted for, reserved, received or collected by the Holder in connection with this Note under applicable law.

         "Holder" means the Person named as the Lender or such Person's permitted transferee or assign.

         "Indebtedness" means any obligation in respect of (i) borrowed money,
(ii) capitalized lease obligations, (iii) obligations under interest rate agreements and currency agreements, (iv) guarantees of any obligation of any third Person, (v) letters of credit and (vi) indemnities or performance bonds.

         "Initial Net Proceeds" means the first $50,000,000 of the aggregate Net Proceeds of all Qualified Financings consummated after the date hereof.

         "Interest Payment Date" means each February 8, May 8, August 8 and November 8 beginning on February 8, 2003.

         "Interest Rate" means 7.00% per annum; provided that such interest rate shall increase by 0.25% on each Interest Payment Date, up to a maximum rate of 10.00% per annum; provided further that anything herein to the contrary notwithstanding, if during any period for which interest is computed hereunder, the amount of interest computed on the basis provided for in this Note, together with all fees, charges and other payments that are treated as interest under applicable law, as provided for herein or in any other document executed in connection herewith, would exceed the amount of such interest computed on the basis of the Highest Lawful Rate, neither the Borrower nor any Guarantor shall be obligated to pay, and the Holder shall not be entitled to charge, collect, receive, reserve or take, interest in excess of the Highest Lawful Rate, and during any such period the interest payable hereunder shall be computed on the basis of the Highest Lawful Rate.

         "Lender" has the meaning set forth in Section 1(a).

         "Liens" means any mortgage, easement, tenancy, right-of-way, restriction, deed or trust, pledge, hypothecation, security interest, encumbrance, claim, lien, license, lease or charge of any kind.

         "Material Indebtedness" means any Indebtedness of Bookham, Inc. or any of its Subsidiaries having an outstanding principal amount of at least U.S.$5,000,000, individually or in the aggregate, whether such Indebtedness now exists or shall hereafter be created.

         "Maturity Date" has the meaning set forth in Section 1(a).

         "Net Proceeds" means, with respect to the sale, transfer or other disposition of any asset, the issuance of any security or any financing, the aggregate amount of cash proceeds (including any other consideration that is converted into cash) therefrom, in each case net of any customary attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage and consultant fees actually incurred in connection, and contemporaneously, therewith.

         "Note" means this Note and any replacement Note executed and delivered by the Borrower and the Guarantors pursuant to Section 5 hereof.

         "Permitted Liens" has the meaning set forth in the Security Agreements.

         "Person" means any natural person, general or limited partnership, corporation, limited liability company, firm, association or other legal entity.

         "Principal Borrower Subsidiary" means any Subsidiary of Bookham, Inc. the assets of which have an aggregate fair market value equal to or greater than $1,000,000.

         "Qualified Financing" means (i) any issuance by Bookham, Inc. or any of its Subsidiaries of any Equity Interests and any Indebtedness incurred by Bookham, Inc. or any of its Subsidiaries that is convertible into or exchangeable or exercisable for any Equity Interests (other than the issuance of shares of common stock of Bookham, Inc. or options with respect thereto to employees, directors or officers of Bookham, Inc. or any Subsidiary of Bookham, Inc. in the ordinary course consistent with past practice) and (ii) any "sale-leaseback" or similar transaction involving the Collateral located in Shenzhen, China.

         "Representatives" means, with respect to a Person, such Person's directors, officers, employees, agents or advisors (including, without limitation, attorneys, accountants, consultants, bankers, financial advisors and members of advisory boards).

         "Restructuring Agreement" means the Restructuring Agreement among Bookham Technology plc, Bookham, Inc., the subsidiaries of Bookham, Inc. whose names appear on the signature pages thereto, Nortel Networks UK Limited and Nortel Networks Corporation, dated as of December 2, 2004.

         "Security Agreements" means the Security Agreements (as defined in the Acquisition Agreement), each as amended and restated as of the date hereof.

         "Series A-2 Note" means the Amended and Restated Series A-2 Senior Secured Note due November 8, 2007 in an original principal amount of U.S.$20,000,000 issued by Bookham, Inc.

         "Series B-1 Note" means the Amended and Restated Series B-1 Senior Secured Note due November 8, 2006 in an original aggregate principal amount of U.S.$30,000,000 issued by Bookham Technology plc.

         "Subsequent Net Proceeds" means the excess over $50,000,000 of Net Proceeds of all Qualified Financings consummated after the date hereof.

         "Subsidiary" of any Person means any corporation, partnership, joint venture, limited liability company, trust or estate of which (or in which) more than 50% of (a) the issued and outstanding capital stock (or other Equity Interest) having ordinary voting power to elect a majority of the board of directors (or similar governing body) of such entity or (b) the interest in the capital or profits of such entity is at the time directly or indirectly owned or Controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person's other Subsidiaries.

         "Taxes" has the meaning set forth in the Acquisition Agreement.

                  IN WITNESS WHEREOF, each of the Borrower and the Guarantors has duly executed and delivered this Note as of the date first written above.


                                      BOOKHAM TECHNOLOGY PLC, as Borrower


                                      By:
                                           -------------------------------------
                                            Name:
                                            Title:


                                      NEW FOCUS, INC., as Guarantor


                                      By:
                                           -------------------------------------
                                            Name:
                                            Title:


                                      ONETTA, INC., as Guarantor


                                      By:
                                           -------------------------------------
                                            Name:
                                            Title:


                                      BOOKHAM (US) INC., as Guarantor


                                      By:
                                           -------------------------------------
                                            Name:
                                            Title:


                                      BOOKHAM (CANADA) INC., as Guarantor


                                      By:
                                           -------------------------------------
                                            Name:
                                            Title:

                                      BOOKHAM (SWITZERLAND) AG, as Guarantor


                                      By:
                                           -------------------------------------
                                            Name:
                                            Title:


                                      IGNIS OPTICS, INC., as Guarantor


                                      By:
                                           -------------------------------------
                                            Name:
                                            Title:

                                      BOOKHAM, INC., as Guarantor


                                      By:
                                           -------------------------------------
                                            Name:
                                            Title:

                                                                       Exhibit B



                              AMENDED AND RESTATED

                                 SERIES A-2 NOTE

THE SECURITY REPRESENTED BY THIS INSTRUMENT HAS NOT BEEN REGISTERED UNDER ANY APPLICABLE SECURITIES LAW. THIS SECURITY CANNOT BE SOLD OR OTHERWISE TRANSFERRED UNLESS IT IS REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933 OR THE BORROWER IS FURNISHED WITH AN ACCEPTABLE OPINION OF COUNSEL THAT AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

THIS NOTE HAS NOT BEEN QUALIFIED BY THE FILING OF A PROSPECTUS UNDER APPLICABLE CANADIAN SECURITIES LAWS. BY ITS ACCEPTANCE OF THIS NOTE, THE HOLDER REPRESENTS THAT IT IS AN ACCREDITED INVESTOR, AS SUCH TERM IS DEFINED IN ONTARIO SECURITIES COMMISSION RULE 45-501, AND AGREES THAT THIS NOTE IS NOT BEING ACQUIRED WITH A VIEW TO DISTRIBUTION.

                     Series A-2 Senior Secured Note Due 2007

U.S.$20,000,000                                               Date ___________

         Section 1. General.

         (a) Bookham, Inc., a Delaware corporation (the "Borrower"), for value received, hereby promises to pay, subject to the further provisions hereof, to Nortel Networks UK Limited (the "Lender"), the principal amount of TWENTY MILLION U.S. DOLLARS (U.S.$20,000,000.00), as such principal amount may be reduced by prepayments pursuant to Section 3 and Section 4 of this Note (as defined below), on November 8, 2007 (such date, the "Maturity Date"), on presentation and surrender of this Note to the Borrower, in such coin or currency of the United States of America as at the time of payment shall be legal tender therein for the payment of public and private debts.

         (b) The Borrower further agrees to pay interest on the outstanding principal amount hereof from time to time from the date hereof at the Interest Rate (as defined below), payable in arrears on each Interest Payment Date (as defined below) and on the Maturity Date. Interest shall be calculated on the basis of a 360-day year of twelve 30-day months.

         (c) The Lender shall act on behalf of and as agent for all present and future Holders (as defined below) and shall exclusively exercise or enforce any and all rights, powers, privileges and remedies hereunder. If the Holder is not the Lender, the Borrower and the Guarantors shall satisfy any requirement hereunder to deliver to the Holder any notice or payment by delivering such notice or payment to the Lender rather than the Holder.

         Section 2. Security Interest, Retention of Title and Limitation on
Liens.

         (a) As security for the Indebtedness (as defined below), and as security for the agreements and other obligations of the Borrower and the Guarantors (as defined below) hereunder and in order to secure the full and punctual payment of their respective obligations hereunder in accordance with the terms set forth herein, (i) the Borrower has pledged, and has caused certain of its Subsidiaries to pledge, and will pledge and cause certain of its Subsidiaries to pledge, the Collateral (as defined below) pursuant to the Security Agreements and the documents delivered pursuant thereto and pursuant to certain other documents delivered or to be delivered, as applicable, pursuant to the Restructuring Agreement, and (ii) the Seller (as defined in the Acquisition Agreement) and its Subsidiaries have retained title to certain of the Assets (as defined in the Acquisition Agreement) pursuant to the Bill of Sale, dated as of November 8, 2002 delivered by Seller and certain of its Subsidiaries to Bookham (Switzerland) AG (as such title retention arrangements have been modified by certain documents and agreements delivered or to be delivered, as applicable, pursuant to the Restructuring Agreement).

         (b) None of the Borrower and the Guarantors shall (and none of them shall permit any of its Subsidiaries to) create, incur, assume or permit to exist any Lien on any of the Collateral, except for Permitted Liens.

         Section 3. Voluntary Prepayment.

         This Note shall be prepayable, at the option of the Borrower, in whole or in part, on one or more occasions, on not less than two (2) Business Days (as defined below) and not more than twenty (20) calendar days prior written notice to the Holder, at a price in cash equal to 100% of the outstanding principal amount to be prepaid, plus accrued and unpaid interest to such prepayment date.

         Section 4. Mandatory Prepayment.

         (a) Within one (1) Business Day after the consummation of any Qualified Financing (as defined below), the Borrower shall prepay in cash on a pro rata basis by wire transfer of immediately available funds the outstanding obligations under the Series A-2 Note in an amount equal to the Net Proceeds (as defined below) of such Qualified Financing to the extent such Net Proceeds constitute all or part of the Threshold Net Proceeds (as defined below).

         (b) Within one (1) Business Day after the consummation of any sale, distribution, assignment, lease, transfer or other disposition in violation of
Section 7(d), the Borrower shall prepay on a pro rata basis by wire transfer of immediately available funds the outstanding obligations under the Series A-2
Note in an amount equal to the Net Proceeds of such sale, distribution, assignment, lease, transfer or other disposition to the extent such amount is not required to be applied to prepay the Series B-1 Note.

         (c) Within one (1) Business Day after a Change of Control (as defined below) of the Borrower, the Borrower shall prepay the Series A-2 Note in full at a price in cash equal to 100% of the outstanding principal amount, plus accrued and unpaid interest to such prepayment date.

         Section 5. Replacement of Note.

         At the request of the Holder upon receipt by the Borrower of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Note and, in case of loss, theft or destruction, of indemnity reasonably satisfactory to it, or, in the case of mutilation, upon surrender and cancellation of this Note, and in all cases upon reimbursement to the Borrower of all reasonable expenses incidental thereto, the Borrower and the Guarantors shall make and deliver to the Holder a replacement Note of like tenor in lieu of this Note.

         Section 6. Amendments, Modifications and Waivers.

         No covenant, agreement or condition contained in this Note may be amended or modified and no right hereunder may be waived (either generally or in a particular instance and either retroactively or prospectively) other than by a written instrument or agreement executed by the Holder and the Borrower. Any such amendment, modification or waiver shall be binding upon each present and future holder of this Note and upon the Borrower. Upon the request of the Borrower, the Holder shall submit this Note to the Borrower so that this Note be marked to indicate such amendment, modification or waiver, and any Note issued thereafter shall bear a similar notation referring to any such amendment, modification or continuing waiver.

         Section 7. Existence; Conduct of Business; Report on Cash Balance and Forecast of Cash Flows; Sales of Assets; Confidentiality; Trading in Securities.

         (a) Each of the Borrower and the Guarantors shall do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, contracts, licenses, permits, privileges, franchises, patents, copyrights, trademarks and trade names that are, in the Borrower's reasonable judgment, material to the conduct of its business.

         (b) Provided that from time to time the Holder may instruct the Borrower to discontinue the delivery of reports pursuant to this Section 7(b), the Borrower shall deliver the following reports to the Holder via email to paolini@nortelnetworks.com and via facsimile at 905-863-8261 (or such other email address or facsimile number as the Holder shall designate in writing):

               (i) By Tuesday of the following calendar week, for each calendar week ending after the date of this Note, the Borrower shall provide the Holder with a report, on a consolidated basis, of the amount of Bank Cash (as defined below), as of the end of the day on Friday of such calendar week.

               (ii) By the 10th day of each calendar month ending after the date of this Note, the Borrower shall provide the Holder with a report stating the Cash Balance (as defined below) of the Borrower and its Subsidiaries, on a consolidated basis, as of the end of the prior calendar month (or the nearest Business Day thereafter if the end of the calendar month is not a Business Day).

               (iii) By the 25th day of each calendar month ending after the date of this Note, the Borrower shall provide the Holder with a report stating the Cash Balance of the Borrower and its Subsidiaries, on a consolidated basis, as of the 15th day of the then current calendar month or, if the 15th day is not a Friday, the nearest Friday to the 15th day.

         (c) Within 15 Business Days of the end of each calendar month ending after the date of this Note, the Borrower shall provide the Holder with (i) a statement of operations, balance sheet and statement of cashflows prepared in accordance with the Borrower's internal format for the Borrower and its Subsidiaries, on a consolidated basis, for the previous calendar month and (ii) a financial forecast of the Borrower and its Subsidiaries, on a consolidated basis, for the current quarter and for the four subsequent quarters, consisting of a statement of operations, balance sheet and statement of cashflows prepared in accordance with the Borrower's internal format, as well as qualitative analysis of such forecasts and any changes from prior forecasts provided to the Holder in accordance with this Section 7(c); provided, however, that from time to time the Holder may instruct the Borrower to discontinue the delivery of reports pursuant to this Section 7(c).

         (d) Neither the Borrower nor any Guarantor shall distribute, sell, assign, transfer or otherwise dispose of any Collateral without the prior written consent of the Holder while the Guaranteed Obligations are outstanding, except for the disposition of equipment having a fair market value not to exceed $5,000,000 in the aggregate.

         (e) The Holder and its Representatives shall hold in confidence, and shall not disclose to any person outside its organization, any of the information provided by the Borrower pursuant to Section 7(b) or Section 7(c) without the prior written consent of the Borrower. The Holder shall disclose such information only to persons within its organization who have a need to know such information in the course of the performance of their duties. The Holder will promptly report to the Borrower any actual violation of the terms of this
Section 7(e) and will take all reasonable further steps requested by the Borrower to prevent, control or remedy any such violation. The obligations of the Holder in this Section 7(e) shall not apply, and the Holder shall have no further obligations, with respect to (i) any information that is known to the Holder prior to the date of disclosure of such information pursuant to Sections 7(b) or 7(c) hereof or is publicly available when provided or that thereafter becomes publicly available other than through a breach by the Holder of this
Section 7(e), or (ii) any information that the Holder or its Representatives are required to disclose to or by a court, governmental or regulatory agency, stock exchange or similar body, or as otherwise required by applicable law, provided that the Holder exercises its reasonable efforts to preserve the confidentiality of the information, including, without limitation, by cooperating with the Borrower to obtain an appropriate protective order or other reliable assurance that confidential treatment will be accorded the information by the person or entity receiving such information.

         (f) The Holder acknowledges that it is aware applicable securities laws prohibit any person who is aware of material, non-public information about a company obtained directly or indirectly from that company from purchasing or selling securities of such company or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities and agrees that it will not do so while in possession of any material nonpublic information about the Borrower.

         Section 8. Guarantees.

         (a) Each Guarantor hereby jointly and severally unconditionally guarantees, as a primary obligor and not merely as a surety, to the Holder the full and punctual payment when due, whether at the Maturity Date, by acceleration, by prepayment or otherwise, of all obligations of the Borrower under this Note, whether for payment of principal or interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) in respect of the Note and all other monetary obligations of the Borrower under this Note, whether for fees, expenses, indemnification or otherwise (all the foregoing being hereinafter collectively called the "Guaranteed Obligations"). Each Guarantor further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, pursuant to the terms of Section 6, without notice to or further assent from each such Guarantor, and that each such Guarantor shall remain bound under this Section 8 notwithstanding any extension or renewal of any Guaranteed Obligation.

         (b) Each Guarantor waives presentation to, demand of payment from and protest to the Borrower of any of the Guaranteed Obligations and also waives notice of acceptance of its guarantee and notice of protest for nonpayment. Each Guarantor waives notice of any default under this Note. The obligations of each Guarantor hereunder shall not be affected by (i) the failure of the Holder to assert any claim or demand or to enforce any right or remedy against the Borrower or any other Person (as defined below) under this Note or any other agreement or otherwise; (ii) any extension of the repayment terms of the Guaranteed Obligations; (iii) any rescission, waiver, amendment or modification of any of the terms or provisions of this Note or any other agreement; (iv) the failure to perfect any security interest in, or the release of, any security held by the Holder for the Guaranteed Obligations or any of them; or (v) the failure of the Holder to exercise any right or remedy against any other Guarantor. In the event that there is a Change in Control with respect to any Guarantor, all obligations of such Guarantor hereunder shall be relieved in full and such Guarantor shall cease to be subject to any obligation hereunder or to be deemed a "Guarantor" upon the effectiveness of such Change in Control.

         (c) Each Guarantor hereby waives any right to which it may be entitled to have its obligations hereunder divided among the Guarantors, such that such Guarantor's obligations would be less than the full amount claimed. Each Guarantor hereby waives any right to which it may be entitled to have the assets of the Borrower first be used and depleted as payment of the Borrower's or such Guarantor's obligations hereunder prior to any amounts being claimed from or paid by such Guarantor hereunder. Each Guarantor hereby waives any right to which it may be entitled to require that the Borrower be sued prior to an action being initiated against such Guarantor.

         (d) Each Guarantor further agrees that its guarantee herein constitutes a guarantee of payment when due (and not a guarantee of collection) and waives any right to require that any resort be had by the Holder to any security held for payment of the Guaranteed Obligations.

         (e) The obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (other than payment of the Guaranteed Obligations in full), including any claim of waiver, release, surrender, alteration or compromise of any Guaranteed Obligation, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of the Holder to assert any claim or demand or to enforce any remedy under this Note or any other agreement, by any waiver or modification of any provision thereof by any default, failure or delay, willful or otherwise, in the performance of the Guaranteed Obligations, or by any other act or omission or delay to do any other act that may or might in any manner or to any extent vary the risk of any Guarantor or that would otherwise operate as a discharge of any Guarantor as a matter of law or equity.

         (f) Each Guarantor agrees that its guarantee shall remain in full force and effect until payment in full of all the Guaranteed Obligations. Each Guarantor further agrees that its guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Guaranteed Obligation is rescinded or must otherwise be restored by the Holder upon the bankruptcy or reorganization of the Borrower or otherwise.

         (g) In furtherance of the foregoing and not in limitation of any other right which the Holder has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Borrower to pay the Guaranteed Obligation when and as the same shall become due, whether at maturity, by acceleration, by prepayment or otherwise, each Guarantor hereby promises to and shall, upon receipt of written demand by the Holder, forthwith pay, or cause to be paid, in cash, to the Holder an amount equal to the sum of (i) the unpaid amount of such Guaranteed Obligations and (ii) accrued and unpaid interest on such Guaranteed Obligations then due and owing (but only to the extent not prohibited by law).

         (h) Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holder in respect of any Guaranteed Obligations guaranteed hereby until payment in full of all Guaranteed Obligations. Each Guarantor further agrees that, as between it and the Holder, (i) the maturity of the Guaranteed Obligations guaranteed hereby may be accelerated as provided in
Section 9 for the purposes of any guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of such Guaranteed Obligations as provided in
Section 10, such Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable by such Guarantor for the purposes of this
Section 8.

         (i) Each Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys' fees and expenses) incurred by the Holder in enforcing any rights under this Section 8.

         (j) The Borrower shall cause each Subsidiary that (i) has not executed and delivered this Note "as Guarantor" and (ii) is or becomes a Principal Borrower Subsidiary to execute and deliver such instruments and do such acts as may be necessary for such Principal Borrower Subsidiary to become a Guarantor under this Section 8, including without limitation Bookham Technology plc.

         (k) Upon request of the Holder, each Guarantor shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Note.

         (l) In the case of any payments made by a Guarantor pursuant to this
Section 8, the following shall apply:

               (i) All such payments shall be made to the Holder without withholding or deduction for, or on account of, Taxes (other than those withholdings or deductions to which payments by the Borrower are subject). In the event any withholding or deduction for Taxes is required by law or by the interpretation or administration thereof by the relevant governmental authority, such Guarantor shall pay such additional amounts as may be necessary in order that the net amounts received by the Holder after such withholding or deduction may not be less than the net amount that would have been received by the Holder from the Borrower.

               (ii) If the Holder is entitled to claim an exemption from, or a reduction of, any withholding or deduction for or on account of Taxes under any applicable law or treaty, the Holder hereby covenants and agrees that it will take all reasonably necessary steps to secure the benefit of such exemption or reduction. Further, if the Holder is entitled to claim a refund of any withholding or deduction of or on account of Taxes under any applicable law or treaty, the Holder hereby covenants and agrees that it will take all reasonably necessary steps to secure such refund, and (to the extent that such Guarantor has made a payment of an additional amount pursuant to this Section 8(l)) account for such refund to such Guarantor.

               (iii) If (and for so long as) the Holder fails to satisfy its obligations under clause (ii) of this Section 8(l), such Guarantor shall not be required to make any payments under this Section 8 to the extent that such payments could have been avoided if the Holder had complied with its obligations under clause (ii) of this Section 8(l). For example (and solely for purposes of illustration), if payments by such Guarantor are subject to a withholding tax of 15%, but under the applicable tax treaty the Holder is entitled to claim a reduction of withholding tax from 15% to 10%, then, if the Holder fails to comply with its obligations under clause (ii) of this Section 8(l), such Guarantor shall be obligated to make payments under clause (i) of this Section 8(l) on the reduced 10% withholding tax and shall have no obligation under clause (i) of this Section 8(l) with respect to the 5% withholding tax that could have been avoided if the Holder had complied with its obligations under clause (ii) of this Section 8(l).

         Section 9. Events of Default.

         (a) An "Event of Default" occurs if:

               (i) any default shall be made in the payment of the principal of or cash interest on the Series A-2 Note, when and as the same shall become due and payable, whether at the due date thereof, upon acceleration thereof or otherwise;

               (ii) any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity; provided that this clause (ii) shall not apply in the case of (A) voluntary or mandatory prepayments under the Series A-2 Note or the Series B-1 Note that are paid in full when due or (B) any secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;

               (iii) an Event of Default (as defined in the Series B-1 Note) occurs with respect to the Series B-1 Note;

               (iv) the Borrower or any of its Subsidiaries defaults in any material respect in its obligations hereunder (other than any obligations for the payment of principal or interest) or in any of the Security Agreements, the Restructuring Agreement or the agreements delivered pursuant thereto; provided that such default shall not have been cured within twenty (20) Business Days after written notice of such default;

               (v) the Borrower becomes subject to a Bankruptcy Event;

               (vi) the Borrower and its Subsidiaries, on a consolidated basis, fail to maintain a Cash Balance of at least U.S.$25,000,000, as reported pursuant to Section 7(b)(ii) or Section 7(b)(iii), and the Borrower receives written notice from the Holder of such failure;

               (vii) (A) except as permitted by this Note, any of the Security Agreements or other documents delivered pursuant thereto or pursuant to any other documents delivered or to be delivered, as applicable, pursuant to the Restructuring Agreement shall be held in any judicial proceeding to be unenforceable or invalid, or shall cease for any reason to be in full force and effect and such default continues for twenty (20) Business Days after written notice, or (B) the Borrower or any Guarantor, or anyone acting on behalf of the Borrower or any Guarantor, shall deny or disaffirm its obligations under any of the Security Agreements or other documents delivered pursuant thereto or pursuant to any other documents delivered or to be delivered, as applicable, pursuant to the Restructuring Agreement;

               (viii) The Borrower fails to provide the information required by
Section 7(b)(ii) or Section 7(b)(iii) within the time periods set forth in such sections; provided that Borrower may cure such default by providing the information required by Section 7(b)(ii) or Section 7(b)(iii), as applicable, within 3 calendar days of such default if the most recent report delivered by Borrower pursuant to Section 7(b)(i) both (A) was delivered within the time period set forth in such section and (B) reported an amount of Bank Cash in excess of U.S.$35,000,000;

               (ix) The Borrower fails to provide the information required by
Section 7(c) within the time period set forth in such section; provided that Borrower may cure such default by providing the information required by Section 7(c) within 10 calendar days of such default.

         (b) If an Event of Default occurs, then the Holder of this Note may, by written notice to the Borrower, declare this Note to be forthwith due and payable, whereupon this Note shall become forthwith due and payable, both as to principal and interest, without presentment, demand, protest, or other notice of any kind, all of which are hereby expressly waived.

         Section 10. Notices of Material Events.

         (a) The Borrower shall furnish the Holder written notice of the occurrence of any Event of Default or any development or circumstance that has, or could reasonably be expected to have, a Borrower Material Adverse Effect (as defined below) promptly upon the Borrower's obtaining knowledge thereof.

         (b) Each notice delivered under this Section 10 shall be accompanied by a statement of an executive officer of the Borrower setting forth the details of the event, development or circumstance requiring such notice and any action taken or proposed to be taken with respect thereto.

         Section 11. Extension of Maturity.

         Should the principal of and interest on this Note become due and payable on other than a Business Day, the maturity hereof shall be extended to the next succeeding Business Day, and interest shall be payable at the rate per annum herein specified during such extension.

         Section 12. Successors and Assigns.

         The provisions of this Note shall be binding upon and inure to the benefit of the Borrower and the Guarantors and their respective successors and permitted assigns and the Holder of this Note and its successors and assigns. None of the obligations of the Borrower or any Guarantor hereunder may be assigned without the prior written consent of the Holder. Subject to applicable federal and state securities Laws, this Note is transferable and assignable by the Holder (or its successor) only to a Subsidiary of the Holder (or back to the Holder). Any transfer of this Note may be made only upon surrender of the original Note for registration of transfer, duly endorsed, or accompanied by a duly executed written instrument of transfer.

         Section 13. No Waiver.

         Neither a failure nor a delay on the part of the Holder in exercising any right, power or privilege under this Note shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Holder herein expressly specified are cumulative and not exclusive of any other rights remedies or benefits which either may have under this Note at law, in equity, by statute or otherwise.

         Section 14. Governing Law.

         THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. This Note was negotiated and executed in the State and County of New York. All actions, suits and proceedings arising out of relating to this Note shall be heard and determined exclusively in a New York state or federal court sitting in the County of New York, and the Holder, the Borrower and the Guarantors hereby irrevocably submit to the exclusive jurisdiction of such courts in any such action or proceeding and irrevocably agree to the laying of venue in such courts and waive the defense of an inconvenient forum to the maintenance of any such action, suit or proceeding.

         Section 15. Titles and Subtitles.

         The titles and subtitles used in this Note are used for convenience only and are not to be considered in construing or interpreting this Note.

         Section 16. Definitions. All accounting and financial terms not defined herein shall be construed in accordance with U.S. generally accepted accounting principles, as in effect from time to time. In addition, as used in this Note, unless otherwise specified, the following terms have the meanings specified below:

         "Acquisition Agreement" means the Acquisition Agreement between Nortel Networks Corporation and Bookham Technology plc dated as of October 7, 2002 (as amended through the date hereof).

         "Bank Cash" means cash held in any deposit account in the name of the Borrower or any of its Subsidiaries.

         "Bankruptcy Event" has the meaning set forth in the Acquisition Agreement.

         "Borrower" has the meaning set forth in Section 1(a).

         "Borrower Material Adverse Effect" means any long-term or short-term effect that is or is reasonably likely to be materially adverse to (i) the business, results of operations, assets, liabilities or condition (financial or otherwise) of the Borrower and its Subsidiaries, taken as a whole, or (ii) the ability of the Borrower and its Subsidiaries to perform their respective obligations under the Security Documents and the Supply Agreement between the Borrower and Nortel Networks Corporation dated as of the date hereof, but in each case shall not include any effect arising out of or resulting from (A) a change in general economic or financial conditions (provided that such changes do not affect the Borrower and its Subsidiaries, taken as a whole, in a materially disproportionate manner in comparison to other companies engaged in the same industry) or (B) a change, condition or circumstance in the industry in which the Borrower and its Subsidiaries operate (provided that such changes do not affect the Borrower and its Subsidiaries, taken as a whole, in a materially disproportionate manner in comparison to other companies engaged in the same industry); provided, however, that (1) any decrease in the market price or trading volume of the Borrower's securities or any shareholder litigation resulting therefrom shall not, in and of itself, constitute a Borrower Material Adverse Effect and (2) the failure of the Borrower to achieve internal or external financial forecasts or projections shall not, in and of itself, constitute a Borrower Material Adverse Effect.

         "Business Day" means any day that is not a Saturday, Sunday or other day on which banks are required or authorized by law to be closed in New York, New York; London, England or Toronto, Ontario, Canada.

         "Cash Balance" of any party as of a reference date means the amount of Bank Cash, marketable securities and other cash equivalents of such party as of the reference date (which, for the avoidance of doubt, shall be less any bank checks issued and not cleared as of such reference date).

         "Change of Control" has the meaning set forth in the Acquisition Agreement.

         "Collateral" means all of the collateral described in the Security Agreements and the documents delivered pursuant thereto and pursuant to certain other documents delivered or to be delivered, as applicable, pursuant to the Restructuring Agreement.

         "Control" or "Controlled" means, as to any Person, the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

         "Equity Interest" of any Person means any and all common stock, preferred stock and any other class of capital stock of, and any partnership or limited liability company interests in, such Person or any other similar interests in such Person if such Person is not a corporation, partnership or limited liability company and includes any interest that is convertible into or exchangeable or exercisable for any Equity Interest and any other right to acquire any Equity Interest.

         "Event of Default" has the meaning set forth in Section 9(a).

         "Guaranteed Obligations" has the meaning set forth in Section 8.

         "Guarantors" means (i) subject to the last sentence of Section 8(b), those Subsidiaries of the Borrower that have executed and delivered this Note on the date hereof "as Guarantor" and (ii) such other Subsidiaries of the Borrower that have guaranteed the Series A-2 Note pursuant to Section 8(j).

         "Highest Lawful Rate" means the maximum non-usurious rate of interest, as in effect from time to time, which may be charged, contracted for, reserved, received or collected by the Holder in connection with this Note under applicable law.

         "Holder" means the Person named as the Lender or such Person's permitted transferee or assign.

         "Indebtedness" means any obligation in respect of (i) borrowed money,
(ii) capitalized lease obligations, (iii) obligations under interest rate agreements and currency agreements, (iv) guarantees of any obligation of any third Person, (v) letters of credit and (vi) indemnities or performance bonds.

         "Interest Payment Date" means each February 8, May 8, August 8 and November 8 beginning on November 8, 2004.

         "Interest Rate" means 4.00% per annum; provided that anything herein to the contrary notwithstanding, if during any period for which interest is computed hereunder, the amount of interest computed on the basis provided for in this Note, together with all fees, charges and other payments that are treated as interest under applicable law, as provided for herein or in any other document executed in connection herewith, would exceed the amount of such interest computed on the basis of the Highest Lawful Rate, neither the Borrower nor any Guarantor shall be obligated to pay, and the Holder shall not be entitled to charge, collect, receive, reserve or take, interest in excess of the Highest Lawful Rate, and during any such period the interest payable hereunder shall be computed on the basis of the Highest Lawful Rate.

         "Lender" has the meaning set forth in Section 1(a).

         "Liens" means any mortgage, easement, tenancy, right-of-way, restriction, deed or trust, pledge, hypothecation, security interest, encumbrance, claim, lien, license, lease or charge of any kind.

         "Material Indebtedness" means any Indebtedness of the Borrower or any of its Subsidiaries having an outstanding principal amount of at least U.S.$5,000,000, individually or in the aggregate, whether such Indebtedness now exists or shall hereafter be created.

         "Maturity Date" has the meaning set forth in Section 1(a).

         "Net Proceeds" means, with respect to the sale, transfer or other disposition of any asset, the issuance of any security or any financing, the aggregate amount of cash proceeds (including any other consideration that is converted into cash) therefrom, in each case net of any customary attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage and consultant fees actually incurred in connection, and contemporaneously, therewith.

         "Note" means this Note and any replacement Note executed and delivered by the Borrower and the Guarantors pursuant to Section 5 hereof.

         "Permitted Liens" has the meaning set forth in the Security Agreements.

         "Person" means any natural person, general or limited partnership, corporation, limited liability company, firm, association or other legal entity.

         "Principal Borrower Subsidiary" means any Subsidiary of the Borrower the assets of which have an aggregate fair market value equal to or greater than $1,000,000.

         "Qualified Financing" means (i) any issuance by the Borrower or any of its Subsidiaries of any Equity Interests and any Indebtedness incurred by the Borrower or any of its Subsidiaries that is convertible into or exchangeable or exercisable for any Equity Interests (other than the issuance of shares of common stock of the Borrower or options with respect thereto to employees, directors or officers of the Borrower or any Subsidiary of the Borrower in the ordinary course consistent with past practice) and (ii) any "sale-leaseback" or similar transaction involving the Collateral located in Shenzhen, China.

         "Representatives" means, with respect to a Person, such Person's directors, officers, employees, agents or advisors (including, without limitation, attorneys, accountants, consultants, bankers, financial advisors and members of advisory boards).

         "Restructuring Agreement" means the Restructuring Agreement among Bookham Technology plc, Bookham, Inc., the subsidiaries of Bookham, Inc. whose names appear on the signature pages thereto, Nortel Networks UK Limited and Nortel Networks Corporation, dated as of December 2, 2004.

         "Security Agreements" means the Security Agreements (as defined in the Acquisition Agreement), each as amended and restated as of the date hereof.

         "Series A-2 Note" means the Amended and Restated Series A-2 Senior Secured Note due November 8, 2007 in an original principal amount of U.S.$20,000,000 issued by Bookham, Inc.

         "Series B-1 Note" means the Amended and Restated Series B-1 Senior Secured Note due November 8, 2006 in an original aggregate principal amount of U.S.$30,000,000 issued by Bookham Technology plc.

         "Subsidiary" of any Person means any corporation, partnership, joint venture, limited liability company, trust or estate of which (or in which) more than 50% of (a) the issued and outstanding capital stock (or other Equity Interest) having ordinary voting power to elect a majority of the board of directors (or similar governing body) of such entity or (b) the interest in the capital or profits of such entity is at the time directly or indirectly owned or Controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person's other Subsidiaries.

         "Taxes" has the meaning set forth in the Acquisition Agreement.

         "Threshold Net Proceeds" means the excess over $100,000,000 of Net Proceeds of all Qualified Financings consummated after the date hereof.

                  IN WITNESS WHEREOF, each of the Borrower and the Guarantors has duly executed and delivered this Note as of the date first written above.

                                      BOOKHAM, INC., as Borrower



                                      By:
                                          --------------------------------------
                                           Name:
                                           Title:


                                      BOOKHAM TECHNOLOGY PLC, as Guarantor



                                      By:
                                          --------------------------------------
                                           Name:
                                           Title:


                                      NEW FOCUS, INC., as Guarantor



                                      By:
                                          --------------------------------------
                                           Name:
                                           Title:


                                      ONETTA, INC., as Guarantor



                                      By:
                                          --------------------------------------
                                           Name:
                                           Title:


                                      BOOKHAM (US) INC., as Guarantor



                                      By:
                                          --------------------------------------
                                           Name:
                                           Title:


                                      BOOKHAM (CANADA), INC., as Guarantor



                                      By:
                                          --------------------------------------
                                           Name:
                                           Title:


                                      BOOKHAM (SWITZERLAND) AG, as Guarantor


                                      By:
                                          --------------------------------------
                                           Name:
                                           Title:


                                      IGNIS OPTICS, INC., as Guarantor



                                      By:
                                          --------------------------------------
                                           Name:
                                           Title:

                                                                       Exhibit C



                  AMENDED AND RESTATED U.S. SECURITY AGREEMENT

                  THIS AMENDED AND RESTATED SECURITY AGREEMENT (this
"Agreement"), dated as of           , 2004, is made by Bookham, Inc., a Delaware
corporation (the "Pledgor"), and each of its subsidiaries whose names appear on the signature pages hereto (together with the Pledgor, the "Pledgor Parties"), in favor of Nortel Networks UK Limited (the "Pledgee").

                              W I T N E S S E T H:
                              -------------------

                  WHEREAS, Bookham Technology plc, a public limited company incorporated under the laws of England and Wales ("Bookham plc") and Nortel Networks Corporation, a Canadian corporation ("Nortel") are parties to an Acquisition Agreement, dated as of October 7, 2002 (as amended through the date hereof, the "Acquisition Agreement"); and

                  WHEREAS, the Pledgor Parties, Nortel and the Pledgee (the "Parties") are parties to a Restructuring Agreement (the "Restructuring Agreement"), dated as of the date hereof; and

                  WHEREAS, Bookham plc, certain of its Subsidiaries and Nortel are parties to a U.S. Security Agreement, dated as of November 8, 2002 (the "Original Security Agreement"); and

                  WHEREAS, to induce the Pledgee and Nortel to enter into the transactions contemplated by the Restructuring Agreement, the Pledgor Parties and the Pledgee desire to amend and restate the Original Security Agreement in its entirety as set forth herein.

                  NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants and agreements contained herein, the Parties agree as follows:

                                   ARTICLE I

                                   DEFINITIONS

                  SECTION 1.01. Definitions. Capitalized terms used but not defined herein shall have the respective meanings assigned to them in the Acquisition Agreement. In addition, as used in this Agreement, unless otherwise specified, the following terms have the meanings specified below:

                  "Acquisition Agreement" has the meaning set forth in the recitals hereto.

                  "Additional Collateral" means all Collateral other than the Original Collateral.

                  "Agreement" has the meaning set forth in the preamble hereto.

                  "Bookham plc" has the meaning set forth in the recitals hereto.

                  "Business" has the meaning set forth in the Acquisition Agreement.

                  "Collateral" means: (a) all of the Assets (excluding Inventory); (b) all Improvements (as defined in the Intellectual Property Agreement) to the Intellectual Property that is included in the Assets; (c) all property, plant and equipment of any Pledgor Party that is now or hereafter owned by such Pledgor Party, excluding Excluded Equipment and leasehold improvements; (d) the real property identified on Schedule A attached hereto;
(e) all improvements attached to the real property identified on Schedule A attached hereto; (f) the stock of Bookham International Ltd., a company organized under the laws of the Cayman Islands and a wholly-owned subsidiary of Bookham plc and (g) if an Event of Default shall have occurred and be continuing, any Proceeds of each of the foregoing received or receivable.

                  "Copyright" means all of the following: (a) all copyright rights in any work subject to the copyright laws of the United States or any other country (whether or not the underlying works of authorship have been published), whether as author, assignee, transferee or otherwise and all copyrightable works of authorship (whether or not published), (b) all registrations and applications for registration of any such copyright in the United States or any other country, including registrations, recordings, supplemental registrations and pending applications for registration in the United States Copyright Office, (c) all renewals of any of the foregoing and (d) any claims or causes of action or defenses arising out of or related to any of the foregoing.

                  "Equipment" means "equipment" (as defined in the UCC) and shall include all equipment, furniture and furnishings, and all tangible personal property similar to any of the foregoing, including tools, parts, supplies and operating manuals directly related to any of the foregoing of every kind and description, and all improvements, accessions or appurtenances thereto, that are now or hereafter owned by the Pledgor. The term "Equipment" shall not include Fixtures.

                  "Excluded Equipment" means any item of Equipment owned by any of the Pledgor Parties that is subject to a PMSI Lien, provided that the Pledgor shall have designated such item as such to the Pledgee by written notice within five (5) Business Days of having acquired such item of Equipment.

                  "Event of Default" has the meaning set forth in the Series B-1 Note or the Series A-2 Note.

                  "Fixtures" means all items of Equipment, whether now owned or hereafter acquired, that become so related to particular real estate that an interest in them arises under any real estate Law applicable thereto.

                  "Indemnified Parties" has the meaning set forth in Section
4.02.

                  "Nortel" has the meaning set forth in the recitals hereto.

                  "Obligations" means the obligations of the Pledgor Parties and their Affiliates under the Series B-1 Note, the Series A-2 Note and under the Security Agreements, as such Security Agreements are amended as of the date hereof, including the guaranty obligations of the Pledgor Parties under the Series B-1 Note and the Series A-2 Note, as applicable.

                  "Original Collateral" means the assets pledged to the Pledgee pursuant to the terms of the Original Security Agreement.

                  "Parties" has the meaning set forth in the recitals hereto.

                  "Permitted Liens" means the following Liens: (a) Liens for taxes not yet due or that are being contested in good faith; (b) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and other like Liens imposed by law and arising in the ordinary course of business;
(c) Liens incurred or deposits made in the ordinary course of business in connection with worker's compensation, unemployment insurance or other types of social security; (d) minor defects of title, easements, rights-of-way, restrictions and other similar charges or encumbrances of record that individually or in the aggregate, do not interfere and would not reasonably be expected to interfere with the continued use and operation of the asset to which they relate in the ordinary course of business; (e) with respect to the Original Collateral, Liens existing on the date of the Acquisition Agreement that were not created by the Pledgor or any of its affiliates; (f) with respect to the Additional Collateral, Liens existing on the date hereof that were not created by the Pledgor Parties or any of their affiliates; and (g) Liens arising under any of the Transaction Documents (as defined in the Acquisition Agreement) or the Restructuring Agreement.

                  "Pledgee" has the meaning set forth in the preamble hereto.

                  "Pledgor" has the meaning set forth in the preamble hereto.

                  "Pledgor Parties" has the meaning set forth in the preamble hereto.

                  "PMSI Lien" means any Lien on any Equipment acquired, constructed or improved by any Pledgor Party, provided that (a) all such Liens secure Indebtedness (including capitalized lease obligations) not to exceed U.S.$40,000,000 in the aggregate at any one time outstanding that is incurred to finance such acquisition, construction or improvement (and such Indebtedness is incurred prior to or within 180 calendar days after the completion of such acquisition, construction or improvement), (ii) such Indebtedness secured thereby does not exceed 100% of the cost of acquiring, constructing or improving such fixed or capital assets and (iii) such Liens do not apply to any other property or assets of the Pledgor Parties.

                  "Principal Subsidiary" means any Subsidiary of the Pledgor with assets consisting of property, plant and equipment having an aggregate fair market value equal to or greater that $1,000,000; provided, however, that Principal Subsidiary shall not include Bookham Technology (Shenzhen) (FFTZ) Co. Ltd., a People's Republic of China corporation or New Focus Pacific (SHIP) Co. Ltd., a People's Republic of China corporation.

                  "Proceeds" means "proceeds" (as defined in the UCC) and shall include any consideration received from the sale, exchange, license, lease or other disposition of any asset or property that constitutes Collateral, any value received as a consequence of the possession of any Collateral and any payment received from any insurer or other Person or entity as a result of the destruction, loss, theft, damage or other involuntary conversion of whatever nature of any asset or property which constitutes Collateral, any property collected on or distributed on account of the Collateral, any rights arising out of the Collateral, and any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

                  "Real Property" means all rights, whether as owner or as lessee, in any land, structures or other real property (including all related Fixtures) whether now held or hereafter arising or acquired.

                  "Security Interest" has the meaning set forth in Section 2.01.

                  "Series A-2 Note" means the Series A-2 Senior Secured Note due November 8, 2007 in an original principal amount of U.S. $20,000,000 issued to the Pledgee by Bookham, Inc.

                  "Series B-1 Note" means the Series B-1 Senior Secured Note due November 8, 2006 in an original principal amount of U.S. $30,000,000 issued to the Pledgee by Bookham Technology plc.

                  "UCC" shall mean the Uniform Commercial Code as in effect from time to time in the State of New York.

                  SECTION 1.02. Terms Generally. (a) Words in the singular shall include the plural and vice versa, and words of one gender shall include the other genders, in each case, as the context requires, (b) the term "hereof," "herein," and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement and not to any particular provision of this Agreement, and Article, Section, paragraph and Exhibit references are to the Articles, Sections, paragraphs and Exhibits to this Agreement unless otherwise specified and (c) the word "including" and words of similar import when used in this Agreement shall mean "including, without limitation" unless otherwise specified.

                                   ARTICLE II

                              PLEDGE OF COLLATERAL

                  SECTION 2.01. Security Interest. As security for the performance of the Obligations, each of the Pledgor Parties hereby grant to the Pledgee, its successors and assigns, a security interest in all of such Pledgor Party's right, title and interest in, to and under the Collateral, and to any certificates or instruments evidencing the portion of the Collateral owned by such Pledgor Party, and each Pledgor Party shall grant a mortgage with respect to all Real Property that constitutes a portion of the Collateral (the "Security Interest"). Without limiting the foregoing, the Pledgee is hereby authorized to file one or more financing statements (including fixture filings), continuation statements, filings with the United States Patent and Trademark Office or the United States Copyright Office (or any successor office or any similar office in any other country) or other documents for the purpose of perfecting, confirming, continuing, enforcing or protecting the Security Interest granted by each of the Pledgor Parties, without the signature of any of the Pledgor Parties, and naming any Pledgor Party or the Pledgee as debtors and the Pledgee as secured party.

                  SECTION 2.02. No Assumption of Liability. The Security Interest is granted as security only and shall not subject the Pledgee to, or in any way alter or modify, any obligation or liability of the Pledgor Parties with respect to or arising out of the Collateral.

                  SECTION 2.03. Remedies Upon an Event of Default.

                  (a) In case an Event of Default shall have occurred and be continuing, each of the Pledgor Parties agrees to deliver each item of Collateral to the Pledgee on demand, and the Pledgee shall be entitled but shall not be obligated, at the same or different times, to exercise all of the rights, powers and remedies (whether vested in it by this Agreement or by Law) for the protection and enforcement of its rights in respect of the Collateral, including all applicable rights and remedies of a secured party upon default under the UCC, and the Pledgee shall be entitled but shall not be obligated, without limitation, to exercise the following rights, which each of the Pledgor Parties agrees to be commercially reasonable:

                  (i) to take possession of the Collateral and without liability for trespass to enter any premises where the Collateral may be located for the purpose of taking possession of or removing the Collateral;

                  (ii) to receive all amounts payable in respect of the Collateral otherwise payable to any Pledgor Party;

                  (iii) to transfer all or any part of the Collateral into the Pledgee's name or the name of its nominee or nominees, including all Collateral rights of assignment to execute any other documents as may be necessary or appropriate to reflect such assignments of record;

                  (iv) to give all consents, waivers and ratification in respect of the Collateral and otherwise act with respect thereto as though it were the outright owner thereof (the Pledgor irrevocably constituting and appointing the Pledgee the proxy and attorney-in-fact of the Pledgor, with full power of substitution to do so);

                  (v) with respect to any Collateral consisting of Intellectual Property, on demand, to (A) cause the Security Interest to become an assignment, transfer and conveyance of any of or all of such Collateral by the applicable Pledgor Parties to the Pledgee (except to the extent any such assignment, transfer or conveyance thereof would result in a loss of such Intellectual Property), (B) to license or sublicense, whether general, special or otherwise, and whether on an exclusive or non-exclusive basis, any such Collateral throughout the world on such terms and conditions and in such manner as the Pledgee shall determine (other than in violation of any then-existing licensing arrangements to the extent that waivers cannot be obtained), (C) at any time and from time to time, in its sole and reasonable discretion, enforce (and shall have the exclusive right to enforce) against any licensee or sublicensee all rights and remedies of any Pledgor Party in, to and under any such Collateral and take or refrain from taking any action under any thereof, and each Pledgor Party agrees to reimburse the Pledgee for all reasonable expenses it incurs in taking any such lawful action; and (D) upon request by the Pledgee (which shall not be construed as implying any limitation on rights or powers), each Pledgor Party will execute and deliver to the Pledgee a power of attorney prepared by the Pledgee, in form and substance satisfactory to the Pledgee, for the implementation of any sale, lease, license or other disposition of any of such Pledgor Party's Collateral or any action related thereto;

                  (vi) to the fullest extent permitted by Law, and in a commercially reasonable manner, at any time or from time to time to sell, assign or otherwise dispose of, or grant options to purchase, all or any part of the Collateral, or any interest therein, at any public or private sale, or to redeem or otherwise dispose of or realize on (all of which are waived by each of the Pledgor Parties), for cash, on credit or for other property, for immediate or future delivery without any assumption of credit risk, and for such price or prices and on such terms as the Pledgee in its absolute discretion may determine. Each purchaser at any such sale shall hold the property so sold absolutely free from any claim or right on the part of any of the Pledgor Parties, and each of the Pledgor Parties waives and releases to the fullest extent permitted by Law any right or equity of redemption with respect to the Collateral, whether before or after sale hereunder, and all rights, if any, of marshaling the Collateral and any other security for the Obligations or otherwise, and all rights, if any, of stay and/or appraisal which they now have or may at any time in the future have under rule of Law now existing or hereafter enacted. At any such sale, unless prohibited by applicable Law, the Pledgee may bid for and purchase (by bidding in Obligations or portion thereof or otherwise) all or any part of the Collateral so sold free from any such right or equity of redemption. The Pledgee is authorized to comply with any limitation or restriction in connection with any sale of Collateral as it may be advised by counsel is necessary in order to (i) avoid any violation of applicable Law or (ii) obtain any required approval of the sale or of the purchase by any Governmental Authority, and each of the Pledgor Parties agrees that such compliance shall not result in such sale being considered or deemed not to have been made in a commercially reasonable manner and that the Pledgee shall not be liable or accountable to the Pledgor for any discount allowed by reason of the fact that such Collateral is sold in compliance with any such limitation or restriction.

                  (b) Each right, power and remedy of the Pledgee provided for in this Agreement or the Acquisition Agreement or now or hereafter existing at Law or in equity or by statute shall be cumulative and concurrent and shall be in addition to every other such right, power or remedy. The exercise or beginning of the exercise by the Pledgee of any one or more of the rights, powers or remedies provided for in this Agreement or the Acquisition Agreement or now or hereafter existing at law or in equity or by statute or otherwise shall not preclude the simultaneous or later exercise by the Pledgee of all such other rights, powers or remedies, and no failure or delay on the part of the Pledgee to exercise any such right, power or remedy shall operate as a waiver thereof.

                  (c) All monies collected by the Pledgee upon any sale or other disposition of the Collateral, together with all other monies received by the Pledgee hereunder, shall be applied as follows:

                  (i) first, to the payment of all Obligations to the Pledgee;
         and

                  (ii) second, to the extent monies remain after the application pursuant to the preceding clause (i), to a payment to the applicable Pledgor Party or to whomever may be lawfully entitled to receive such payment.

                  (d) It is understood and agreed that the Pledgor Parties shall be jointly and severally liable to the extent of any deficiency between (1) the amount of the proceeds of the Collateral applied pursuant to clauses (i) of
Section 2.03(c) and (2) the outstanding amount of the Obligations.

                  (e) Upon any sale of the Collateral by the Pledgee hereunder (whether by virtue of the power of sale herein granted, pursuant to judicial process or otherwise), the receipt by the Pledgee or the officer making the sale of the purchase price shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold, and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Pledgee or such officer or be answerable in any way for the misapplication or nonapplication thereof.

                  SECTION 2.04. Documentation; Further Assurances.

                  (a) Each of the Pledgor Parties has caused to be delivered to the Pledgee fully executed UCC financing statements (including fixture filings, as applicable), mortgages and other appropriate filings, recordings and registrations containing a description of the Collateral, in each case prepared by the Pledgee, for filing in all applicable recording offices of each applicable jurisdiction, as may be required to publish notice of and protect the validity of and to establish a legal, valid and perfected security interest in favor of the Pledgee in respect of all Collateral in which the Security Interest may be perfected by filing, recording or registration in the United States (or any political subdivision thereof) and its territories and possessions, or in any other necessary jurisdiction.

                  (b) Each of the Pledgor Parties has caused to be delivered to the Pledgee, with respect to United States Patents and United States registered Trademarks and Business Names (and Trademarks and Business Names for which United States registration applications are pending) comprised within the Collateral and with respect to United States registered Copyrights comprised within the Collateral, fully executed security agreements and other documents containing a description of all such Collateral, in each case prepared by the Pledgee, for recording with the United States Patent and Trademark Office and the United States Copyright Office pursuant to 35 U.S.C. ss. 261, 15 U.S.C. ss. 1060 or 17 U.S.C. ss. 205 and the regulations thereunder, as applicable, and otherwise as may be required pursuant to the Laws of any other jurisdiction in the United States (or any political subdivision thereof) and its territories and possessions, to protect the validity of and to establish a legal, valid and perfected security interest in favor of the Pledgee in respect of all Collateral consisting of Patents, Trademarks and Business Names and Copyrights in which a security interest may be perfected by filing, recording or registration in the United States (or any political subdivision thereof) and its territories and possessions, or in any other necessary jurisdiction.

                  (c) In addition, each of the Pledgor Parties shall execute and deliver from time to time as may be reasonably requested by the Pledgee, to the Pledgee such other instruments, agreements, certificates and documents (including UCC financing statements and mortgages) and other appropriate, filings, recordings and registrations containing a description of the Collateral, in each case prepared by the Pledgee, to evidence, confirm, perfect and maintain the Liens and Security Interests granted or required to be granted to the Pledgee by this Agreement, and shall fully cooperate with the Pledgee and perform all additional acts that are necessary to effect the purposes of the foregoing.

                  (d) The Pledgor Parties shall reimburse the Pledgee on demand for the reasonable fees (including legal fees) and expenses incurred by the Pledgee in connection with the preparation, filing, publication or recording of any instruments, agreements, certificates and documents (including UCC financing statements and mortgages) pursuant to Section 2.04(c), subject to the $75,000 limitation set forth in Section 4(i) of the Restructuring Agreement.

                  (e) If any of the Pledgor Parties fails to perform any act required by this Agreement, the Pledgee may (in the name of any of the Pledgor Parties or otherwise) perform, or cause performance of, such act. The Pledgor Parties shall reimburse the Pledgee on demand for its reasonable fees (including legal fees) and expenses incurred by the Pledgee in connection therewith.

                  SECTION 2.05. Security Interest Absolute. All rights of the Pledgee hereunder, the grant of a security interest in the Collateral and all obligations of the Pledgor Parties hereunder (which shall be joint and several), shall be absolute and unconditional pending satisfaction in full of the Obligations (subject to Section 2.06(b) hereof) irrespective of:

                  (a) any claim as to the validity, regularity or enforceability of any of the Transaction Documents;

                  (b) any change in the time, manner or place of payment of, or in any other term of, all of or any of the Obligations, or any other amendment or waiver of or any consent to any departure from any of the Transaction Documents or any other agreement or instrument relating to any of the foregoing;

                  (c) any change in the Laws, rules or regulations of any jurisdiction;

                  (d) the occurrence of any Event of Default;

                  (e) any exchange, release or non-perfection of the Pledgee's security interest in any other collateral, or any release or amendment or waiver of or consent to or departure from any guaranty, for all or any of the Obligations; or

                  (f) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any of the Pledgor Parties in respect of the Obligations or in respect of this Agreement.

                  SECTION 2.06. Termination and Release of Security Interest.

                  (a) Upon satisfaction in full of all Obligations, the Security Interest contained in this Article II shall terminate (provided that all indemnities set forth herein, including those in Section 4.02, shall survive any such termination), and within thirty (30) Business Days the Pledgee, at the request of the Pledgor, shall execute and deliver to any applicable Pledgor Party a proper instrument or instruments acknowledging the satisfaction and termination of the Security Interest (including releases of mortgages), and shall duly assign, transfer and deliver to such applicable Pledgor Party (without recourse and without any representation or warranty, except that it has not previously encumbered or sold such Collateral in violation of this Agreement) such of the Collateral as may be in the possession of the Pledgee and as has not theretofore been sold or otherwise applied or released pursuant to this Agreement, together with any monies at the time held by the Pledgee hereunder.

                  (b) In the event that any part of the Collateral is sold in connection with a sale permitted by terms of this Agreement or the Acquisition Agreement or is otherwise released at the direction of the Pledgee, and the proceeds of such sale or sales or from such release are to be applied in accordance with the terms of this Agreement or the Acquisition Agreement to the extent required to be so applied, within thirty (30) Business Days the Pledgee, at the request of the Pledgor, shall release such Collateral from this Agreement, and shall duly assign, transfer and deliver to the applicable Pledgor Party (without recourse and without any representation or warranty, except that it has not previously encumbered or sold such Collateral in violation of this Agreement) such of the Collateral as is then being (or has been) so sold or released and as may be in possession of the Pledgee and has not theretofore been released pursuant to this Agreement.

                  (c) The Pledgor Parties shall reimburse the Pledgee on demand for the reasonable fees (including legal fees) and expenses incurred by the Pledgee in connection with the preparation, filing, publication or recording of any instruments, agreements, certificates and documents (including UCC financing statements) pursuant to Section 2.06(b) or Section 2.06(c), subject to the $75,000 limitation set forth in Section 4(i) of the Restructuring Agreement.

                  (d) The Pledgee agrees that, upon receipt of a written request from the Pledgor, the Pledgee shall release any and all of its rights in the Collateral located in Shenzhen, China to the extent necessary to allow the Pledgor or any of its Affiliates to enter into one or more "sale-leaseback" or similar transactions; provided, however, that the proceeds of such transactions shall be subject to the mandatory prepayment provisions of Sections 4(a) and 4(b) of the Series B-1 Note and Section 4(a) of the Series A-2 Note, as applicable. The release by the Pledgor contemplated pursuant to this Section 2.06(d) shall not be unreasonably withheld or delayed and the Pledgee agrees to promptly execute and deliver all documents that the Pledgor may reasonably request to evidence such release. Nothing in this Section 2.06(d) shall limit the Pledgor's obligations under Section 2.04 with respect to any Collateral located in Shenzhen, China that is not the subject of a transaction or transactions contemplated by this Section 2.06(d).

                                  ARTICLE III

                    REPRESENTATIONS, WARRANTIES AND COVENANTS

                  SECTION 3.01. Representations and Warranties. Each of the Pledgor Parties represents and warrants that, as of the date hereof:

                  (a) The Collateral is owned solely by the Pledgor Parties free and clear of any Lien, except the Liens and the Security Interest created by this Agreement and Permitted Liens. None of the Pledgor Parties has filed or consented to the filing of any financing statement or analogous document under the UCC or any other applicable Laws covering any Collateral or any assignment in which any of the Pledgor Parties assigns any Collateral or any security agreement or similar instrument covering any Collateral with any foreign governmental, municipal or other office, which financing statement or analogous document, assignment, security agreement or similar instrument is still in effect, except in each case for Liens and the Security Interest created by this Agreement and Permitted Liens.

                  (b) The Security Interest constitutes a legal and valid security interest in all Collateral securing the payment and performance of the Obligations, except that no representation or warranty is made herein with respect to the law of any jurisdiction outside of the United States of America. The Security Interest is and shall be prior to any other Lien on any of the Collateral, other than Permitted Liens or any Liens created by or through the action or inaction of the Pledgee or any of its Subsidiaries.

                  (c) Each of the Pledgor Parties has good and valid rights in and title to the Collateral with respect to which it has purported to grant a Security Interest hereunder and has full power and authority to grant to the Pledgee the Security Interest in such Collateral pursuant hereto and to execute, deliver and perform its obligations in accordance with the terms of this Agreement, without the consent or approval of any other Person other than any consent or approval which has been obtained.

                  (d) Each of the Principal Subsidiaries of the Pledgor is a Party.

                  (e) At the date of this Agreement and for the four months immediately preceding the date of this Agreement, (i) the exact legal name, type of organization and sole jurisdiction of organization (together with the organizational identification number, if any issued by such jurisdiction) of each of the Pledgor Parties are as set forth in Exhibit A, (ii) the place of business of each of the Pledgor Parties, or if it has more than one place of business, its chief place of business and chief executive office, are as set forth in Exhibit B, and (iii) all locations of the Collateral are as set forth in Exhibit C.

                  SECTION 3.02. Covenants.

                  (a) Each of the Pledgor Parties covenants and agrees that it shall, at its own cost and expense, take any and all actions reasonably necessary to defend title to the Collateral against all Persons.

                  (b) Each of the Pledgor Parties covenants and agrees that it shall remain liable to observe and perform all the conditions and obligations to be observed and performed by it under each contract, agreement or instrument relating to the Collateral, all in accordance with the terms and conditions thereof.

                  (c) Each of the Pledgor Parties agrees that it shall not distribute, sell, assign, transfer, lease or otherwise dispose of any Collateral without the prior written consent of the Pledgee while the Obligations are outstanding, except for the disposition of obsolete or worn out property and excess equipment in the ordinary course of business, having a fair market value not to exceed $5,000,000 in the aggregate.

                  (d) Unless the Pledgor shall have given the Pledgee not less than thirty (30) calendar days' prior notice thereof, none of the Pledgor Parties shall change its name, type of entity, jurisdiction of organization or the location of its principal place of business or chief executive office.

                  (e) The Pledgor Parties agree to cause Bookham International Ltd. not to engage in any business activity, incur any liability or undertake any other activity until Bookham, Inc. has fulfilled its obligations under
Section 2 of the Restructuring Agreement, except (i) activities necessary to effect the transactions contemplated by, and the purposes of, this Agreement and
(ii) acting as a holding company of Bookham Technology (Shenzhen) (FFTZ) Co. Ltd. and New Focus Pacific (SHIP) Co. Ltd. and activities necessary in connection therewith.

                  SECTION 3.03. Covenants Regarding Patent, Trademark and Copyright Collateral.

                  (a) Each Pledgor Party agrees that it will not do or cause to be done any act or omission whereby any Patent that is included in the Collateral and that is, in the Pledgor Party's reasonable judgment, material to the Business, will become invalidated or dedicated to the public.

                  (b) Each Pledgor Party shall notify the Collateral Agent promptly if it knows that any Patent, Trademark and Business Name or Copyright that is, in the Pledgor Party's reasonable judgment, material to the Business may become abandoned, lost or dedicated to the public, or of any adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, United States Copyright Office or any court or similar office of any country) regarding such Pledgor Party's ownership of any such Patent, Trademark and Business Name or Copyright, its right to register the same, or to keep and maintain the same.

                  (c) Each Pledgor Party will take all necessary steps that are consistent with the practice in any proceeding before the United States Patent and Trademark Office, United States Copyright Office or any office or agency in any political subdivision of the United States or in any other country or any political subdivision thereof, to maintain and pursue each application relating to the Patents, Trademarks and Business Names and/or Copyrights comprised within the Collateral and that is, in the Pledgor Party's reasonable judgment, material to the Business, and to obtain the relevant grant or registration and to maintain each issued Patent and each registration of the Trademarks and Business Names and Copyrights that is comprised within the Collateral and that is, in the Pledgor Party's reasonable judgment, material to the Business, including timely filings of applications for renewal, affidavits of use, affidavits of incontestability and payment of maintenance fees, and, if consistent with good business judgment, to initiate opposition interference and cancellation proceedings against third persons.

                  (d) Within fifteen (15) Business Days of January 15 and July 15 of every year, each Pledgor Party shall deliver to the Pledgee a written notice identifying all Improvements to any and all Intellectual Property comprised within the Collateral that were developed or otherwise acquired by such Pledgor Party during the previous six (6) month period and for which such Pledgor Party has (i) generated an invention disclosure or (ii) obtained a registration from, or filed an application to register such Improvement with, the United States Patent and Trademark Office or the United States Copyright Office (or any successor office or any similar office in any other country).

                                   ARTICLE IV

                                  MISCELLANEOUS

                  SECTION 4.01. Survival; Successors and Assigns. This Agreement and all covenants, agreements, representations and warranties made herein and in the certificates delivered pursuant hereto shall survive the execution and delivery of this Agreement, and shall continue in full force and effect so long as any of the Obligations are still effective. Whenever in this Agreement any of the Parties is referred to, such reference shall be deemed to include the permitted successors and permitted assigns of such Party, if any. All covenants, promises and agreements in this Agreement contained, by or on behalf of the Pledgor Parties, shall inure to the benefit of the Pledgee and its successors and assigns, and all covenants, promises and agreements in this Agreement contained, by or on behalf of the Pledgee, shall inure to the benefit of the Pledgor Parties and their respective successors and assigns.

                  SECTION 4.02. Expenses; Currency. Except as otherwise provided in this Agreement or the Restructuring Agreement, the Parties shall bear their respective direct and indirect expenses incurred in connection with the negotiation, preparation, execution and performance of this Agreement and the transactions contemplated hereby.

                  (a) Unless otherwise indicated, all dollar amounts stated in this Agreement are stated in U.S. currency, and all payments required under this Agreement shall be paid in U.S. currency. In the event it is required to convert any lawful currency of a jurisdiction other than the U.S. into U.S. Dollars for purposes of determining any amounts owed under, or due and payable pursuant to, this Agreement, the Parties hereby agree such currency conversion shall be determined as of the applicable date by reference to the New York foreign exchange mid-range rates published in The Wall Street Journal (or such other internationally-recognized currency conversion source as may be mutually agreed between the Parties).

                  SECTION 4.03. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by overnight courier service, by cable, by facsimile, by telegram, by telex or by registered or certified mail (postage prepaid, return receipt requested) to the respective Persons at the following addresses (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 4.03):

                       (i)  If to the Pledgor Parties:

                            c/o Bookham Technology plc
                            90 Milton Park
                            Abingdon, Oxfordshire X14, 4RY
                            United Kindgom
                            Facsimile: 44 1235 837 210
                            Attention: Corporate Secretary

                            with a copy, which does not constitute notice, to:

                            Wilmer Cutler Pickering Hale and Dorr LLP
                            60 State Street
                            Boston, Massachusetts 02109
                            Facsimile: (617) 536-5000
                            Attention: Thomas S. Ward, Esq.

                            (ii) If to the Pledgee, to:

                            Nortel Networks Corporation
                            8200 Dixie Road, Suite 100
                            Brampton, Ontario L6T 5P6
                            Canada
                            Facsimile: (905) 863-8386
                            Attention: Secretary

                            with a copy, which does not constitute notice, to:

                            Cleary, Gottlieb, Steen & Hamilton
                            One Liberty Plaza
                            New York, New York 10006
                            Attention: Paul J. Shim, Esq.
                            Facsimile: (212) 225-3999

                  SECTION 4.04. Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

                  SECTION 4.05. Entire Agreement. This Agreement, together with the Acquisition Agreement (as amended through the date hereof) and the other Ancillary Agreements (as amended through the date hereof) and the Restructuring Agreement, constitutes the entire agreement of the Parties with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, among the Parties with respect to the subject matter hereof.

                  SECTION 4.06. No Third-Party Beneficiaries. Except as provided in Section 4.02, this Agreement is for the sole benefit of the Parties and their permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

                  SECTION 4.07. Amendment. This Agreement may not be amended or modified except by an instrument in writing signed by the Parties.

                  SECTION 4.08. Governing Law. This Agreement shall be governed by, and construed in accordance with, the Laws of the State of New York. This Agreement was negotiated and executed in the State and County of New York. All actions, suits or proceedings arising out of or relating to this Agreement shall be heard and determined exclusively in a New York state or federal court sitting in the County of New York, and the Parties hereby irrevocably submit to the exclusive jurisdiction of such courts in any such action or proceeding and irrevocably agree to the laying of venue in such courts and waive the defense of an inconvenient forum to the maintenance of any such action, suit or proceeding.

                  SECTION 4.09. Counterparts. This Agreement may be executed in one or more counterparts, and by the different Parties in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be as effective as delivery of a manually executed counterpart of this Agreement.

                  SECTION 4.10. No Presumption. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the Party drafting or causing any instrument to be drafted.

                  [Remainder of Page Intentionally Left Blank]

                  IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                      NORTEL NETWORKS CORPORATION



                                      By:
                                         ---------------------------------------
                                      Name:
                                      Title:

                                      By:
                                         ---------------------------------------
                                      Name:
                                      Title:



                                      NORTEL NETWORKS UK LIMITED



                                      By:
                                         ---------------------------------------
                                      Name:
                                      Title:

                                      BOOKHAM, INC.


                                      By:
                                         ---------------------------------------
                                      Name:
                                      Title:

                                      BOOKHAM TECHNOLOGY PLC


                                      By:
                                         ---------------------------------------
                                      Name:
                                      Title:


                                      BOOKHAM (US), INC.


                                      By:
                                         ---------------------------------------
                                      Name:
                                      Title:


                                      BOOKHAM (CANADA), INC.


                                      By:
                                         ---------------------------------------
                                      Name:
                                      Title:


                                      BOOKHAM (SWITZERLAND) AG


                                      By:
                                         ---------------------------------------
                                      Name:
                                      Title:


                                      NEW FOCUS, INC.


                                      By:
                                         ---------------------------------------
                                      Name:
                                      Title:


                                      ONETTA, INC.


                                      By:
                                         ---------------------------------------
                                      Name:
                                      Title:



                                      IGNIS OPTICS, INC.


                                      By:
                                         ---------------------------------------
                                      Name:
                                      Title:

                                    EXHIBIT A

            LEGAL NAME, TYPE OF ORGANIZATION AND SOLE JURISDICTION OF
                       ORGANIZATION FOR EACH PLEDGOR PARTY

Bookham (Canada), Inc. - a corporation incorporated under the New Brunswick Business Corporations Act

Bookham (Switzerland) AG - a corporation incorporated under the laws of Switzerland

Bookham Technology plc - a public limited company incorporated under the laws of England and Wales

Bookham (US), Inc. - a Delaware corporation

Ignis Optics, Inc - a Delaware corporation

New Focus, Inc. - a Delaware corporation

Onetta, Inc. - a Delaware corporation

                                    EXHIBIT B

                    PLACE OF BUSINESS FOR EACH PLEDGOR PARTY

Bookham (Canada), Inc.
1-10 Brewer Hunt Way
Ottawa, Ontario K2K 2B5
Canada

Bookham (Switzerland) AG
Zurich
Binzstrasse 17
CH-8045
Zurich
Switzerland

Bookham Technology plc
90 Milton Park
Abingdon
Oxfordshire OX14 4RY
United Kingdom

Caswell Towcester
Northamptonshire NN12 8EQ
United Kingdom

Brixham Road
Paignton
Devon
TQ4 7BE

Bookham (US), Inc.
3640 Westwind Boulevard
Santa Rosa
California 95403

Ignis Optics, Inc.
482 West San Carlos Street
San Jose, CA 95110

New Focus, Inc.
2584 Junction Avenue
San Jose, California 95134

Onetta, Inc.
1195 Borregas Avenue
Sunnyvale, California

                                    EXHIBIT C

                             LOCATION OF COLLATERAL

Bookham (Canada), Inc.
1-10 Brewer Hunt Way
Ottawa, Ontario K2K 2B5
Canada

Bookham (Switzerland) AG
Zurich
Binzstrasse 17
CH-8045
Zurich
Switzerland

Bookham Technology plc
90 Milton Park
Abingdon
Oxfordshire OX14 4RY
United Kingdom

Caswell Towcester
Northamptonshire NN12 8EQ
United Kingdom

Brixham Road
Paignton
Devon
TQ4 7BE

Bookham (US), Inc.
3640 Westwind Boulevard
Santa Rosa
California 95403

Ignis Optics, Inc.
482 West San Carlos Street
San Jose, CA 95110

New Focus, Inc.
2584 Junction Avenue
San Jose, California 95134

Onetta, Inc.
1195 Borregas Avenue
Sunnyvale, California

                                   SCHEDULE A
                  PLEDGOR PARTIES OWNED REAL PROPERTY LOCATIONS

Caswell Towcester
Northamptonshire NN12 8EQ
United Kingdom

Brixham Road
Paignton
Devon
TQ4 7BE

                                                                       Exhibit D


THIS DEBENTURE is made the       day of       2004
BETWEEN

(1) NORTEL NETWORKS UK LIMITED incorporated under the Laws of England and Wales (company number 3937799) whose registered office is at Maidenhead Office Park Westacott Way Maidenhead Berks SL6 3QH ("Nortel") and

(2) BOOKHAM TECHNOLOGY PLC incorporated under the laws of England and Wales (Company Number 2298887) whose registered office is at 90 Milton Park Milton Abingdon Oxfordshire OX14 4RY ("Bookham") and


RECITALS

1.  Nortel and Bookham are parties to an Agreement dated the      day of
    2004 (referred to as "the Restructuring Agreement") relating to the revision of certain arrangements regarding the provision of security

2. It has been agreed between the parties to the Restructuring Agreement that Bookham should inter alia charge the Charged Property (as defined in clause
    2) to secure certain of the obligations under the Series A-2 Note and the Series B-1 Note as defined in the Restructuring Agreement pursuant to the provisions of the Restructuring Agreement

3. This Deed is entered into supplemental to the Restructuring Agreement the Series A-2 Note and the Series B-1 Note and the amended and restated security agreements of even date herewith (being together referred to as the "Principal Agreements") and terms used in the Principal Agreements shall have the same meaning in this deed unless specifically stated or the context otherwise requires


NOW THIS DEED WITNESSES

1.       Definitions and Interpretation

         'Acquisition Agreement' means an agreement dated the 7th October 2002 and made between (1) Nortel Networks Corporation (2) Bookham Technology plc

         'Book Debts' means all or any one or more of the book debts and other debts now and from time to time owing to Bookham in relation to the Charged Property

         'Event of Default' shall be any event so defined in either the Series A-2 Note or Series B-1 Note

         'Obligations' means the Obligations of Bookham, Bookham Inc and any other Pledgor Parties and the Affiliates under the Series A-2 Note and the Series B-1 Note and the Security Agreements (and any similar agreements executed pursuant to the Acquisition Agreement)

         'Property' means the property described in the Schedule and where the context so permits or requires any part of it

         'Rate of Interest' means 4% per annum above the base lending rate from time to time of HSBC Bank plc

         'Secured Liabilities' means all monies debts and liabilities from time to time due owing or incurred by Bookham or Bookham Inc to Nortel on any account pursuant to the Principal Agreements

         'Amended and Restated US Security Agreement' means an agreement of even date made between (1) Bookham Technology plc, Bookham (US), Inc., Bookham (Canada), Inc., Bookham (Switzerland), Inc., New Focus Inc, Onetta Inc, Ignis Optics, Inc., and (2) Nortel Networks Corporation

2.       Charged Property

         As security for the payment and discharge of the Secured Liabilities Bookham with full title guarantee charges in favour of Nortel

         2.1 by way of legal mortgage the Property and all rights relating to it at the date hereof

         2.2 by way of a fixed charge all plant and machinery now or in the future owned and situated at the Property

         2.3 by way of a floating charge all of the remainder of the Collateral situate at or about the Property or otherwise used for the purposes of the Business

         Property charged by clause 2.1 to 2.3 inclusive "the Charged Property" provided that (except in relation to the Property) there shall be excluded any part of the Charged Property which is effectually charged pursuant to the Amended and Restated US Security Agreement or any other security agreements executed pursuant to the Acquisition Agreement or the Restructuring Agreement or would be but for this deed

3.       Deeds and Further assurance

         3.1 Bookham shall deposit with Nortel and Nortel shall be entitled to hold all deeds and documents on title relating to the Property

         3.2  Bookham shall on written demand by Nortel and at its own cost

              (a) execute a legal assignment of all or any of the Book Debts and other debts charged by this deed to secure the payment or discharge to Nortel of the Secured Liabilities

              (b) execute a fixed legal mortgage of all or any of the property of Bookham from time to time charged by way of floating charge under clause 2 of this deed

              (c) include in those mortgages or assignments any provisions which
                  Nortel reasonably requires and

              (d) to do or execute any thing or document necessary or desirable to perfect or prove Bookham's title to or interest in the Charged Property

4.       Bookham's obligations

         Except with the written consent of Nortel (such consent not to be unreasonably withheld) Bookham shall not:

         4.1 create purport to create or allow to subsist any further mortgage charge or lien over the whole or any part of the Charged Property ranking in priority to or pari passu with this debenture

         4.2 sell, let or part with the possession or otherwise dispose of or deal with any part of the Charged Property (except in the ordinary course of business in relation to the property comprised in the floating charge until the same crystallises)

         4.3 exercise any statutory or other powers of granting or agreeing to grant or of accepting or agreeing to accept surrenders or leases or tenancies of the present or future freehold and leasehold property (including the Property)

5. Warranty of company powers

         Bookham warrants that the transaction effected by this deed and obligations or restrictions on its part contained in it do not contravene any of the provisions of its memorandum and articles of association or any other document affecting it

6.       Insurance

         Bookham shall keep all its property of an insurable nature comprised in the Charged Property insured for its full reinstatement value for the time being and shall duly and punctually pay all premiums and money necessary for effecting and keeping up that insurance and on demand produce to Nortel the policy of insurance and the receipt for any premium payable in respect of it. Bookham shall apply all monies received by virtue of any insurance of the whole or any part of the Charged Property in making good or in recovering expenditure incurred in making good any loss or damage or if Nortel in its discretion so requires towards discharge of the Secured Liabilities. Bookham shall ensure that all such monies which are not paid directly by the insurers to Nortel shall be held by the recipient upon trust for Nortel and be applied by Bookham in accordance with this Clause

7.       Repair

         Bookham shall keep any property comprised in the Charged Property in good repair and free from any charges by the local authority for works of private improvement or otherwise

8.       Taxes, rent and covenants

         Bookham shall pay all property taxes and any rent and comply with any covenants and other provisions affecting any property comprised in the Charged Property in so far as they are to be paid or complied with by it and produce to Nortel on demand such evidence as Nortel reasonably requires of its compliance with this covenant

9.       Land Registry

         Bookham shall not without Nortel 's written consent register under the Land Registration Act 2002 any other person than itself as proprietor of the Property and Bookham shall apply to the Chief Land Registrar for the entry of the following restriction on the register of each of the Property as follows:

         "No disposition of the registered estate by the proprietor of the registered estate is to be registered without a written consent signed
         by the proprietor for the time being of the charge dated the        day
         of           2004 in favour of Nortel Networks UK Limited referred to
         in the charges register or if appropriate signed on such proprietors behalf by a director secretary"

10.      Bookham's defaults

         10.1 If Bookham fails to perform or observe any of its obligations under this deed Nortel shall be entitled but not obliged to take such steps as it thinks fit in or towards making good Bookham's default without becoming liable as mortgagee in possession and for that purpose to enter the Property

         10.2 All money paid by Nortel in the exercise of its rights under this deed shall be money properly paid by it and it shall pay such money to Nortel on demand with interest at the Rate of Interest from the date of payment by Nortel until the date of payment by Bookham.

11.      Freedom from accountability

         If Nortel enters into possession of the Property or part of it it may from time to time at its pleasure go out of such possession and shall not be liable to account as lender in possession while in fact out of possession if notice of such fact is within seven days after its happening served on Bookham

12.      Consolidation

         Section 93 of the Law of Property Act 1925 shall not apply to this deed

13.      Automatic crystallisation of floating charge

         The floating charge created by this debenture shall become a fixed charge over the respective assets to which it applies:

         13.1 automatically in respect of all the assets of Bookham to which the floating charge applies on the happening of any of the events mentioned in clause 16.2 (a) to (b) inclusive of this deed

         13.2 by written notice from Nortel to Bookham specifying the date on which the floating charge becomes fixed and the assets to which it becomes attached and fixed upon the happening of any of the events mentioned in clause 10.1 of this deed or Nortel's reasonable belief that any of those events has or might happen

14.      Attornment

         Bookham irrevocably appoints Nortel or its nominee and each person deriving title from Nortel and the receiver jointly and severally as its attorney (with full power to appoint substitutes and sub delegate) to execute any document or do anything which is required for any of the purposes of this deed or the exercise or enforcement of any of Nortel's rights and remedies under it. Bookham ratifies and confirms anything done or purported to be done by any attorney appointed pursuant to this Clause

15.      Appointment of trustee

         Bookham declares that as and when the security created by this deed becomes enforceable and Nortel's powers of sale and appointing a receiver under this deed become exercisable:

         15.1 Bookham shall hold all the property charged (subject to Bookham's right of redemption) upon trust to convey, assign or otherwise deal with it in such manner and to such person as Nortel directs and

         15.2 Nortel shall become entitled at any time by deed to remove Bookham or any other person from office as a trustee of that property or any part of it and to appoint one or more trustees of it or any part of it as additional trustees or in the place of any person who has ceased to be a trustee

16.      Powers of sale and appointment of receiver

         16.1 Section 103 of the Law of Property Act 1925 shall not apply to this deed

         16.2 The statutory and other powers of sale and appointing a receiver shall arise on the date of this deed and shall become exercisable by Nortel immediately whether or not Nortel has entered into or taken possession of the whole or any part of the Charged Property if

              (a) there is an Event of Default

              (b) Bookham requests Nortel to appoint a receiver

17.      Appointment and status of receiver

         17.1 In this deed any reference to a receiver shall include a reference to a receiver and manager to an administrative receiver and any substituted receiver

         17.2 At any time after the power of appointing a receiver has become exercisable Nortel may appoint by writing any person or persons (whether or not an officer of Nortel) to be a receiver of all or any part of the Charged Property upon such terms as to remuneration and otherwise as Nortel thinks fit and may from time to time by writing remove any receiver so appointed or require him to resign and appoint another in his place or vary the receiver's remuneration

         17.3 A receiver so appointed shall be the agent of Bookham and Bookham shall be responsible for the receiver's acts and defaults and for his remuneration costs, charges and expenses to the exclusion of liability on the part of Nortel

         17.4 Nortel shall not be liable to Bookham for any loss or damage arising from any act or omission of the receiver

18.      Powers of receiver

         A receiver appointed under this deed shall be entitled to exercise in the interests of Nortel all powers conferred on a receiver by the Law of Property Act 1925 and by way of addition to and without limiting those powers he may

         18.1 take possession of and get in all or any part of the Charged Property

         18.2 carry on or concur in carrying on Bookham's business comprised in the Charged Property

         18.3 raise money from Nortel or others on the security of any Charged Property

         18.4 sell or concur in selling any of the Charged Property or otherwise deal with it on such terms in the interests of Nortel as he thinks fit

         18.5 let or concur in letting and to terminate or to accept surrenders of leases or tenancies of any of the Charged Property in such manner and generally on such terms and conditions as he thinks fit

         18.6 make any arrangement or compromise between Bookham and any other person which he thinks expedient

         18.7 bring prosecute enforce defend and abandon all such actions suits and proceedings in relation to the Charged Property as he may in his discretion think fit

         18.8 do all other things as he considers to be incidental or conducive to any of the above matters and powers and which he may lawfully do as agent for Bookham or otherwise incidental or conducive to the preservation improvement or realisation of the Charged Property and

         18.9 appoint managers and agents for the above purposes at such salaries, commissions or other remuneration as he determines

19.      Money realised by receivers

         19.1 The net profits of carrying on Bookham's business and the net proceeds of any sale by the receiver shall be applied by him (after provision for his remuneration and all matters specified in paragraphs (i), (ii) and (iii) of the Law of Property Act 1925, s 109(8), and the Insolvency Act 1986, s 386 and Sch 6) in or towards satisfaction of the Secured Liabilities and any surplus shall be paid to Bookham

         19.2 Any payment made by the receiver to Nortel may be made on account of principal money or interest or partly in one way and partly in the other as the receiver deems expedient

20.      Incorporation of provisions of the Amended and Restated US Security
         Agreement

         The provisions of the Amended and Restated US Security Agreement shall be incorporated in this deed save in so far as they are not inconsistent with the provisions of this deed

21.      Waiver

         None of the demand for or the acceptance of payments under this deed or the failure by Nortel to enforce any of the terms or conditions of this deed at any time or for any period will release or exonerate or in any way affect the liability of Bookham or be a waiver of

         21.1 those terms or conditions

         21.2 the right of Nortel at any time afterwards to enforce each and every term and condition of this deed or

         21.3 any penalty attached to their non-performance

22.      Notices

         22.1 Any notice given under this deed shall be in writing and may be served

              (a) personally

              (b) by registered or recorded delivery mail

              (c) by telex or facsimile transmission (the latter confirmed by telex or post) or

              (d) by any other means which any party specifies by notice to the others

         22.2 Each party's address for the service of notice shall be as specified in the Restructuring Agreement

         22.3 A notice shall be deemed to have been served

              (a) if it was served in person, at the time of service

              (b) if it was served by post, 48 hours after it was posted and

              (c) if it was served by telex or facsimile transmission, at the time of transmission.

23.      Interpretation

         23.1 Except where the context renders it absurd or impossible every reference to any party to this deed shall include his or her successors in title and personal representatives, by and against whom this agreement shall be enforceable as if they had been originally named as parties

         23.2 In this deed

              (a) words expressed in any gender shall where the context so requires or permits include any other gender

              (b) words importing persons shall include bodies corporate and partnerships and other incorporated bodies and vice versa

              (c) words expressed in the singular shall where the context so requires or permits include the plural and

              (d) where any party is more than one person

                  (i) that party's obligations in this deed shall take effect as joint and several obligations

                  (ii) anything in this deed which applies to that party shall apply to all of those persons collectively and each of them separately

                  (iii) the benefits contained in this deed in favour of that party shall take effect as conferred in favour of all of those persons collectively and each of them separately and

                  (iv) the receipt of the survivor of joint holders of this deed shall be a good discharge to Bookham

         23.3 The headings to clauses are inserted for ease of reference only and shall not affect the construction of this deed

         23.4 References in this deed to anything which any party is required to do or not to do shall include its acts, defaults and omissions, whether

              (a) direct or indirect

              (b) on his own account or

              (c) for or through any other person and

              (d) those which he permits or suffers to be done or not done by any other person.

         23.5 The effect of all obligations affecting Bookham under this deed is cumulative and no obligation shall be limited or modified by any other of those obligations unless there is in this deed an express limitation or modification.

24.      Subsidiaries

               To the extent that any part of the Charged Property is transferred by Bookham to a Subsidiary (as defined in the Acquisition Agreement) in accordance with the provisions of the Principal Agreements Bookham hereby undertakes to procure that such Subsidiary shall grant a deed to Nortel in the same terms hereof (mutatis mutandis) in respect of such Charged Property.

25.      Governing law

         25.1 This deed shall be construed in accordance with English law

         25.2 All Actions (as defined in the Acquisition Agreement) arising out of or relating to this deed shall be heard and determined exclusively in a New York state or federal court sitting in the County of New York and the parties hereby irrevocably submit to the exclusive jurisdiction of such courts




                                  The Schedule

First all that freehold property known as the Allen Clark Research Centre Caswell being the whole of the land comprised in Title Number NN184271

SIGNED AS A DEED by BOOKHAM TECHNOLOGY PLC

By:
   --------------------------------------------
Name:
Title: Director



and


By:
   --------------------------------------------
Name:
Title: Secretary/Director







SIGNED AS A DEED by NORTEL NETWORKS UK LIMITED acting by


By:
   --------------------------------------------
Name:
Title: Attorney-in-Fact

                        DATED                       2004
                        --------------------------------





                           (1) BOOKHAM TECHNOLOGY PLC


                                       and


                         (2) NORTEL NETWORKS UK LIMITED






                                    DEBENTURE

                            relating (inter alia) to

                                 Land at Caswell





                                    C M King
                                 King Solicitors
                              DX 47402 Kingsthorpe
                                Tel. 01604 820830
                                Fax. 01604 820695
                             email cmk@ckinglaw.com

                                                                       Exhibit E


THIS RESTATEMENT AGREEMENT is made the       day of       2004 in relation to
the Original Debenture (as defined) dated the 8th November 2002
BETWEEN

(1) NORTEL NETWORKS UK LIMITED incorporated under the Laws of England and Wales (company number 3937799) whose registered office is at Maidenhead Office Park Westacott Way Maidenhead Berks SL6 3QH ("Nortel")

(2) NORTEL NETWORKS CORPORATION a company incorporated under the Laws of Delaware

(3) BOOKHAM TECHNOLOGY PLC incorporated under the laws of England and Wales (Company Number 2298887) whose registered office is at 90 Milton Park Milton Abingdon Oxfordshire OX14 4RY ("Bookham") and


RECITALS

1. Bookham and Nortel Networks Corporation are parties to the Acquisition Agreement (as defined)

2. Nortel and Bookham are parties to an Agreement of even date (referred to as "the Restructuring Agreement") relating to the revision of certain arrangements regarding the provision of security

3. Bookham and certain of it Subsidiaries and Nortel Networks Corporation are parties to a US Security Agreement dated 8 November 2002 ("the Original Security Agreement")

4. To induce Bookham, Nortel and Nortel Networks Corporation to enter into the transactions contemplated by the Restructuring Agreement the parties desire to amend and restate the Original Debenture in its entirety as set out below and so that Bookham should inter alia charge the Charged Property (as defined in clause 2) to secure certain of the obligations under the Series A-2 Note and the Series B-1 Note as defined in the Restructuring Agreement pursuant to the provisions of the Restructuring Agreement

5. This Deed is entered into supplemental to the Restructuring Agreement the Series A-2 Note and the Series B-1 Note and the amended and restated security agreements of even date herewith (being together referred to as the "Principal Agreements") and terms used in the Principal Agreements shall have the same meaning in this deed unless specifically stated or the context otherwise requires


NOW THIS DEED WITNESSES

1.       Definitions and Interpretation

         'Acquisition Agreement' means an agreement dated the 7th October 2002 and made between (1) Nortel Networks Corporation (2) Bookham Technology plc

         'Book Debts' means all or any one or more of the book debts and other debts now and from time to time owing to Bookham in relation to the Charged Property

         'Event of Default' shall be any event so defined in either the Series A-2 Note or Series B-1 Note

         'Obligations' means the Obligations of Bookham, Bookham Inc and any other Pledgor Parties and the Affiliates under the Series A-2 Note and the Series B-1 Note and the Security Agreements (and any similar agreements executed pursuant to the Acquisition Agreement)

         'Original Debenture' a debenture dated the 8th November 2002 and made between (1) Nortel Networks Corporation (2) Bookham Technology plc

         'Property' means the property described in the Schedule and where the context so permits or requires any part of it

         'Rate of Interest' means 4% per annum above the base lending rate from time to time of HSBC Bank plc

         'Secured Liabilities' means the Obligations and all monies debts and liabilities from time to time due owing or incurred by Bookham or Bookham Inc to Nortel on any account pursuant to the Principal Agreements

         'Amended and Restated US Security Agreement' means an agreement of even date made between (1) Bookham Technology plc, Bookham (US), Inc., Bookham (Canada), Inc., Bookham (Switzerland), Inc., New Focus Inc, Onetta Inc, Ignis Optics, Inc., and (2) Nortel Networks Corporation

2.       Amendment and restatement

         With effect from the 2 December 2004 the Original Debenture shall be amended and restated so that it shall be read and construed for all purposes as set out below

3.       Charged Property

         As security for the payment and discharge of the Secured Liabilities Bookham with full title guarantee charges in favour of Nortel

         3.1 by way of legal mortgage the Property and all rights relating to it at the date hereof

         3.2 by way of a fixed charge all plant and machinery now or in the future owned and situated at the Property

         3.3 by way of a floating charge all of the remainder of the Collateral situate at or about the Property or otherwise used for the purposes of the Business

         Property charged by clause 2.1 to 2.3 inclusive "the Charged Property" provided that (except in relation to the Property) there shall be excluded any part of the Charged Property which is effectually charged pursuant to the Amended and Restated US Security Agreement or any other security agreements executed pursuant to the Acquisition Agreement or the Restructuring Agreement or would be but for this deed

4.       Deeds and Further assurance

         4.1 Bookham shall deposit with Nortel and Nortel shall be entitled to hold all deeds and documents on title relating to the Property

         4.2  Bookham shall on written demand by Nortel and at its own cost

              (a) execute a legal assignment of all or any of the Book Debts and other debts charged by this deed to secure the payment or discharge to Nortel of the Secured Liabilities

              (b) execute a fixed legal mortgage of all or any of the property of Bookham from time to time charged by way of floating charge under clause 2 of this deed

              (c) include in those mortgages or assignments any provisions which
                  Nortel reasonably requires and

              (d) to do or execute any thing or document necessary or desirable to perfect or prove Bookham's title to or interest in the Charged Property

5.       Bookham's obligations

         Except with the written consent of Nortel (such consent not to be unreasonably withheld) Bookham shall not:

         5.1 create purport to create or allow to subsist any further mortgage charge or lien over the whole or any part of the Charged Property ranking in priority to or pari passu with this debenture

         5.2 sell, let or part with the possession or otherwise dispose of or deal with any part of the Charged Property (except in the ordinary course of business in relation to the property comprised in the floating charge until the same crystallises)

         5.3 exercise any statutory or other powers of granting or agreeing to grant or of accepting or agreeing to accept surrenders or leases or tenancies of the present or future freehold and leasehold property (including the Property)

6.       Warranty of company powers

         Bookham warrants that the transaction effected by this deed and obligations or restrictions on its part contained in it do not contravene any of the provisions of its memorandum and articles of association or any other document affecting it

7.       Insurance

         Bookham shall keep all its property of an insurable nature comprised in the Charged Property insured for its full reinstatement value for the time being and shall duly and punctually pay all premiums and money necessary for effecting and keeping up that insurance and on demand produce to Nortel the policy of insurance and the receipt for any premium payable in respect of it. Bookham shall apply all monies received by virtue of any insurance of the whole or any part of the Charged Property in making good or in recovering expenditure incurred in making good any loss or damage or if Nortel in its discretion so requires towards discharge of the Secured Liabilities. Bookham shall ensure that all such monies which are not paid directly by the insurers to Nortel shall be held by the recipient upon trust for Nortel and be applied by Bookham in accordance with this Clause

8.       Repair

         Bookham shall keep any property comprised in the Charged Property in good repair and free from any charges by the local authority for works of private improvement or otherwise

9.       Taxes, rent and covenants

         Bookham shall pay all property taxes and any rent and comply with any covenants and other provisions affecting any property comprised in the Charged Property in so far as they are to be paid or complied with by it and produce to Nortel on demand such evidence as Nortel reasonably requires of its compliance with this covenant

10.      Land Registry

         Bookham shall not without Nortel 's written consent register under the Land Registration Act 2002 any other person than itself as proprietor of the Property and Bookham shall apply to the Chief Land Registrar for the entry of the following restriction on the register of the Property as follows:

         "No disposition of the registered estate by the proprietor of the registered estate is to be registered without a written consent signed
         by the proprietor for the time being of the charge dated the        day
         of           2004 in favour of Nortel Networks UK Limited referred to
         in the charges register or if appropriate signed on such proprietors behalf by a director secretary "

11.      Bookham's defaults

         11.1 If Bookham fails to perform or observe any of its obligations under this deed Nortel shall be entitled but not obliged to take such steps as it thinks fit in or towards making good Bookham's default without becoming liable as mortgagee in possession and for that purpose to enter the Property

         11.2 All money paid by Nortel in the exercise of its rights under this deed shall be money properly paid by it and it shall pay such money to Nortel on demand with interest at the Rate of Interest from the date of payment by Nortel until the date of payment by Bookham.

12.      Freedom from accountability

         If Nortel enters into possession of the Property or part of it it may from time to time at its pleasure go out of such possession and shall not be liable to account as lender in possession while in fact out of possession if notice of such fact is within seven days after its happening served on Bookham

13.      Consolidation

         Section 93 of the Law of Property Act 1925 shall not apply to this deed

14.      Automatic crystallisation of floating charge

         The floating charge created by this debenture shall become a fixed charge over the respective assets to which it applies:

         14.1 automatically in respect of all the assets of Bookham to which the floating charge applies on the happening of any of the events mentioned in clause 17.2(a)and 17.2(b)inclusive of this deed

         14.2 by written notice from Nortel to Bookham specifying the date on which the floating charge becomes fixed and the assets to which it becomes attached and fixed upon the happening of any of the events mentioned in clause 11.1 of this deed or Nortel's reasonable belief that any of those events has or might happen

15.      Attornment

         Bookham irrevocably appoints Nortel or its nominee and each person deriving title from Nortel and the receiver jointly and severally as its attorney (with full power to appoint substitutes and sub delegate)to execute any document or do anything which is required for any of the purposes of this deed or the exercise or enforcement of any of Nortel's rights and remedies under it. Bookham ratifies and confirms anything done or purported to be done by any attorney appointed pursuant to this Clause

16.      Appointment of trustee

         Bookham declares that as and when the security created by this deed becomes enforceable and Nortel's powers of sale and appointing a receiver under this deed become exercisable:

         16.1 Bookham shall hold all the property charged (subject to Bookham's right of redemption) upon trust to convey, assign or otherwise deal with it in such manner and to such person as Nortel directs and

         16.2 Nortel shall become entitled at any time by deed to remove Bookham or any other person from office as a trustee of that property or any part of it and to appoint one or more trustees of it or any part of it as additional trustees or in the place of any person who has ceased to be a trustee

17.      Powers of sale and appointment of receiver

         17.1 Section 103 of the Law of Property Act 1925 shall not apply to this deed

         17.2 The statutory and other powers of sale and appointing a receiver shall arise on the date of this deed and shall become exercisable by Nortel immediately whether or not Nortel has entered into or taken possession of the whole or any part of the Charged Property if

              (a) there is an Event of Default

              (b) Bookham requests Nortel to appoint a receiver

18.      Appointment and status of receiver

         18.1 In this deed any reference to a receiver shall include a reference to a receiver and manager to an administrative receiver and any substituted receiver

         18.2 At any time after the power of appointing a receiver has become exercisable Nortel may appoint by writing any person or persons (whether or not an officer of Nortel) to be a receiver of all or any part of the Charged Property upon such terms as to remuneration and otherwise as Nortel thinks fit and may from time to time by writing remove any receiver so appointed or require him to resign and appoint another in his place or vary the receiver's remuneration

         18.3 A receiver so appointed shall be the agent of Bookham and Bookham shall be responsible for the receiver's acts and defaults and for his remuneration costs, charges and expenses to the exclusion of liability on the part of Nortel

         18.4 Nortel shall not be liable to Bookham for any loss or damage arising from any act or omission of the receiver

19.      Powers of receiver

         A receiver appointed under this deed shall be entitled to exercise in the interests of Nortel all powers conferred on a receiver by the Law of Property Act 1925 and by way of addition to and without limiting those powers he may

         19.1 take possession of and get in all or any part of the Charged Property

         19.2 carry on or concur in carrying on Bookham's business comprised in the Charged Property

         19.3 raise money from Nortel or others on the security of any Charged Property

         19.4 sell or concur in selling any of the Charged Property or otherwise deal with it on such terms in the interests of Nortel as he thinks fit

         19.5 let or concur in letting and to terminate or to accept surrenders of leases or tenancies of any of the Charged Property in such manner and generally on such terms and conditions as he thinks fit

         19.6 make any arrangement or compromise between Bookham and any other person which he thinks expedient

         19.7 bring prosecute enforce defend and abandon all such actions suits and proceedings in relation to the Charged Property as he may in his discretion think fit

         19.8 do all other things as he considers to be incidental or conducive to any of the above matters and powers and which he may lawfully do as agent for Bookham or otherwise incidental or conducive to the preservation improvement or realisation of the Charged Property and

         19.9 appoint managers and agents for the above purposes at such salaries, commissions or other remuneration as he determines

20.      Money realised by receivers

         20.1 The net profits of carrying on Bookham's business and the net proceeds of any sale by the receiver shall be applied by him (after provision for his remuneration and all matters specified in paragraphs (i), (ii) and (iii) of the Law of Property Act 1925, s 109(8), and the Insolvency Act 1986, s 386 and Sch 6) in or towards satisfaction of the Secured Liabilities and any surplus shall be paid to Bookham

         20.2 Any payment made by the receiver to Nortel may be made on account of principal money or interest or partly in one way and partly in the other as the receiver deems expedient

21.      Incorporation of provisions of the Amended and Restated US Security
         Agreement

         The provisions of the Amended and Restated US Security Agreement shall be incorporated in this deed save in so far as they are not inconsistent with the provisions of this deed

22.      Waiver

         None of the demand for or the acceptance of payments under this deed or the failure by Nortel to enforce any of the terms or conditions of this deed at any time or for any period will release or exonerate or in any way affect the liability of Bookham or be a waiver of

         22.1 those terms or conditions

         22.2 the right of Nortel at any time afterwards to enforce each and every term and condition of this deed or

         22.3 any penalty attached to their non-performance

23.      Notices

         23.1 Any notice given under this deed shall be in writing and may be served

              (a) personally

              (b) by registered or recorded delivery mail

              (c) by telex or facsimile transmission (the latter confirmed by telex or post) or

              (d) by any other means which any party specifies by notice to the others

         23.2 Each party's address for the service of notice shall be as specified in the Restructuring Agreement

         23.3 A notice shall be deemed to have been served

              (a) if it was served in person, at the time of service

              (b) if it was served by post, 48 hours after it was posted and

              (c) if it was served by telex or facsimile transmission, at the time of transmission.

24.      Interpretation

         24.1 Except where the context renders it absurd or impossible every reference to any party to this deed shall include his or her successors in title and personal representatives, by and against whom this agreement shall be enforceable as if they had been originally named as parties

         24.2 In this deed

              (a) words expressed in any gender shall where the context so requires or permits include any other gender

              (b) words importing persons shall include bodies corporate and partnerships and other incorporated bodies and vice versa

              (c) words expressed in the singular shall where the context so requires or permits include the plural and

              (d) where any party is more than one person

                  (i) that party's obligations in this deed shall take effect as joint and several obligations

                  (ii) anything in this deed which applies to that party shall apply to all of those persons collectively and each of them separately

                  (iii) the benefits contained in this deed in favour of that party shall take effect as conferred in favour of all of those persons collectively and each of them separately and

                  (iv) the receipt of the survivor of joint holders of this deed shall be a good discharge to Bookham

         24.3 The headings to clauses are inserted for ease of reference only and shall not affect the construction of this deed

         24.4 References in this deed to anything which any party is required to do or not to do shall include its acts, defaults and omissions, whether

              (a) direct or indirect

              (b) on his own account or

              (c) for or through any other person and

              (d) those which he permits or suffers to be done or not done by any other person.

         24.5 The effect of all obligations affecting Bookham under this deed is cumulative and no obligation shall be limited or modified by any other of those obligations unless there is in this deed an express limitation or modification.

25.      Subsidiaries

              To the extent that any part of the Charged Property is transferred by Bookham to a Subsidiary (as defined in the Acquisition Agreement) in accordance with the provisions of the Principal Agreements Bookham hereby undertakes to procure that such Subsidiary shall grant a deed to Nortel in the same terms hereof (mutatis mutandis) in respect of such Charged Property.

26.      Governing law

         26.1 This deed shall be construed in accordance with English law

         26.2 All Actions (as defined in the Acquisition Agreement) arising out of or relating to this deed shall be heard and determined exclusively in a New York state or federal court sitting in the County of New York and the parties hereby irrevocably submit to the exclusive jurisdiction of such courts


                                  The Schedule
All that freehold property being land at Brixham Road Paignton Devon being the whole of the land comprised in Title Number DN478359

SIGNED AS A DEED by BOOKHAM TECHNOLOGY PLC

By:
   ---------------------------------------------
Name:
Title: Director



and


By:
   ---------------------------------------------
Name:
Title: Secretary/Director









SIGNED AS A DEED by NORTEL NETWORKS UK LIMITED acting by


By:
   ---------------------------------------------
Name:
Title: Attorney-in-Fact






EXECUTED by NORTEL NETWORKS

CORPORATION

By:



Name



Title:

                        DATED                       2002
                        --------------------------------






                           (1) BOOKHAM TECHNOLOGY PLC


                                       and


                         (2) NORTEL NETWORKS UK LIMITED






                                    DEBENTURE

                            relating (inter alia) to

                                Land at Paignton




                                    C M King
                                 King Solicitors
                              DX 47402 Kingsthorpe
                                Tel. 01604 820830
                                Fax. 01604 820695
                             email cmk@ckinglaw.com

                                                                       Exhibit F


                     AMENDED AND RESTATED SECURITY AGREEMENT

         THIS AMENDED AND RESTATES SECURITY AGREEMENT (the "Security
Agreement"), dated as of           , 2004, is made by Bookham (Canada), Inc., a
New Brunswick corporation (f/k/a Bookham Acquisition Inc., the "Pledgor"), in favor of Nortel Networks UK Limited (the "Pledgee"), as agent for the holders of the Series B-1 Note and the Series A-2 Notes. Each of the foregoing parties is referred to herein individually as a "Party" and together as the "Parties."

         RECITALS:

         (a) Bookham Technology plc, a public limited company incorporated under the laws of England and Wales ("Bookham plc") and Nortel Networks Corporation ("Nortel") are parties to an Acquisition Agreement dated as of October 7, 2002 (as amended through the date hereof, the "Acquisition Agreement"); and

         (b) The Pledgor, the Pledgee and Nortel are parties to a Restructuring Agreement (the "Restructuring Agreement"), dated as of the date hereof; and

         (c) The Pledgor and Nortel are parties to a Security Agreement, dated as of November 8, 2002 (the "Original Security Agreement"); and

         (d) To induce the Pledgee and Nortel to enter into the transactions contemplated by the Restructuring Agreement, the Pledgor and the Pledgee desire to amend and restate the Original Security Agreement in its entirety as set forth herein.

         In consideration of the foregoing, the mutual agreements contained herein and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the Parties agree as follows:

                                    ARTICLE 1
                                   DEFINITIONS

Section 1.1 Definitions.

         Capitalized terms used and not defined in this Security Agreement shall have the respective meanings assigned to them in the Acquisition Agreement. In addition, in this Security Agreement, the following terms have the meanings specified below:

         "Acquisition Agreement" has the meaning set forth in the recitals hereto.

         "Bookham plc" has the meaning set forth in the recitals hereto.

         "Business" has the meaning set forth in the Acquisition Agreement.

         "Collateral" means: (a) all of the Assets (excluding Inventory); (b) all Improvements (as defined in the Intellectual Property Agreement) to the Intellectual Property that is included in the Assets; (c) all property, plant and equipment of the Pledgor now or hereafter owned, excluding Excluded Equipment and leasehold improvements; and (d) if an Event of Default shall have occurred and be continuing, any Proceeds of each of the foregoing received or receivable.

         "Copyright" means all of the following: (a) all copyright rights in any work subject to the copyright laws of Canada, the United States or any other country (whether or not the underlying works of authorship have been published), whether as author, assignee, transferee or otherwise and all copyrightable works of authorship (whether or not published),
         (b) all registrations and applications for registration of any such copyright in Canada, the United States or any other country, including registrations, recordings, supplemental registrations and pending applications for registration in the Canadian Intellectual Property Office, the United States Copyright Office or otherwise, (c) all renewals of any of the foregoing and (d) any claims or causes of action or defenses arising out of or related to any of the foregoing.

         "Excluded Equipment" means any item of Equipment owned by the Pledgor that is subject to a PMSI Lien, provided that the Pledgor shall have designated such item as such to the Pledgee by written notice within five (5) Business Days of having acquired such item of Equipment.

         "Equipment" means "equipment" (as defined in the PPSA) and shall include all equipment, furniture and furnishings, and all tangible personal property similar to any of the foregoing, including tools, parts, supplies and operating manuals directly related to any of the foregoing of every kind and description, and all improvements, accessions or appurtenances thereto, that are now or hereafter owned by the Pledgor. The term "Equipment" shall not include Fixtures.

         "Event of Default" has the meaning set forth in the Series B-1 Note or the Series A-2 Note.

         "Fixtures" means all items of Equipment, whether now owned or hereafter acquired, that become so related to particular real estate that an interest in them arises under any real estate Law applicable thereto.

         "Indemnified Parties" has the meaning set forth in Section 5.2.

         "Obligations" means the obligations of the Pledgor under the Series B-1 Note, the Series A-2 Note and this Security Agreement, including the guaranty obligations of the Pledgor under the Series B-1 Note and the Series A-2 Note.

         "Nortel" has the meaning set forth in the recitals hereto.

         "Party" or "Parties" has the meaning set forth in the preamble hereto.

         "Permitted Liens" means the following Liens: (a) Liens for taxes not yet due or that are being contested in good faith; (b) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and other like Liens imposed by law and arising in the ordinary course of business; (c) Liens incurred or deposits made in the ordinary course of business in connection with worker's compensation, unemployment insurance or other types of social security; (d) minor defects of title, easements, rights-of-way, restrictions and other similar charges or encumbrances of record that individually or in the aggregate, do not interfere and would not reasonably be expected to interfere with the continued use and operation of the asset to which they relate in the ordinary course of business; (e) Liens existing on the date of the Acquisition Agreement that were not created by the Pledgor or any of its Subsidiaries; and (f) Liens arising under any of the Transaction Documents or the Restructuring Agreement.

         "Pledgee" has the meaning set forth in the preamble hereto.

         "Pledgor" has the meaning set forth in the preamble hereto.

         "PMSI Lien" means any Lien on any Equipment acquired, constructed or improved by the Pledgor, provided that (a) all such Liens secure Indebtedness (including capitalized lease obligations) not to exceed U.S.$40,000,000 in the aggregate at any one time outstanding that is incurred to finance such acquisition, construction or improvement (and such Indebtedness is incurred prior to or within 180 days after the completion of such acquisition, construction or improvement), (ii) such Indebtedness secured thereby does not exceed 100% of the cost of acquiring, constructing or improving such fixed or capital assets and
         (iii) such Liens do not apply to any other property or assets of the Pledgor.

         "PPSA" means the Personal Property Security Act (Ontario), as the same may be amended from time to time.

         "Proceeds" means "proceeds" (as defined in the PPSA) and shall include any consideration received from the sale, exchange, license, lease or other disposition of any asset or property that constitutes Collateral, any value received as a consequence of the possession of any Collateral and any payment received from any insurer or other Person or entity as a result of the destruction, loss, theft, damage or other involuntary conversion of whatever nature of any asset or property which constitutes Collateral, any property collected on or distributed on account of the Collateral, any rights arising out of the Collateral, and any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

         "Security Agreement" has the meaning set forth in the preamble hereto.

         "Security Interest" has the meaning set forth in Section 2.1.

         "Series A-2 Note" means the Series A-2 Senior Secured Note due November 8, 2007 in an original principal amount of U.S. $20,000,000 issued to the Pledgee by Bookham, Inc.

         "Series B-1 Note" means the Series B-1 Senior Secured Note due November 8, 2006 in an original principal amount of U.S. $30,000,000 issued to the Pledgee by Bookham Technology plc.

Section 1.2       Terms Generally.

         (a) Words in the singular shall include the plural and vice versa, and words of one gender shall include the other genders, in each case, as the context requires, (b) the term "hereof," "herein," and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Security Agreement and not to any particular provision of this Security Agreement, and Article, Section, paragraph and Exhibit references are to the Articles, Sections, paragraphs and Exhibits to this Security Agreement unless otherwise specified and (c) the word "including" and words of similar import when used in this Security Agreement shall mean "including, without limitation" unless otherwise specified.

                                    ARTICLE 2
                              PLEDGE OF COLLATERAL

Section 2.1       Security Interest.

(1) The Pledgor hereby grants to the Pledgee, its successors and assigns a security interest in all of the Pledgor's right, title and interest in, to and under the Collateral, and to any certificates or instruments evidencing the portion of the Collateral owned by the Pledgor (the "Security Interest"). The Security Interest secures the payment and performance of the Obligations.

(2) Without limiting the generality of Section 2.1(1), the Pledgee is hereby authorized to file one or more financing statements (including fixture filings), continuation statements, filings with the Canadian Intellectual Property Office (or any successor office or any similar office in any other country) or other documents for the purpose of perfecting, confirming, continuing, enforcing or protecting the Security Interest granted by the Pledgor, without the signature of the Pledgor, and naming the Pledgor as debtor and the Pledgee as secured party.

Section 2.2       Attachment.

(1) The Pledgor acknowledges that (i) value has been given, (ii) it has rights in the Collateral, (iii) it has not agreed to postpone the time of attachment of the Security Interest, and (iv) it has received a duplicate original copy of this Security Agreement.

(2) The Pledgor shall promptly inform the Pledgee in writing of the acquisition by the Pledgor of any personal property which is not adequately described in the schedules to this Security Agreement, and the Pledgor will execute and deliver, at its own expense, from time to time, amendments to this Security Agreement and its schedules or additional security agreements or schedules as may be required by the Pledgee.

Section 2.3       Scope of Security Interest.

(1) To the extent that the creation of the Security Interest would constitute a breach or permit the acceleration or termination of any agreement, right, licence or permit of the Pledgor (each, a "Restricted Asset"), the Security Interest shall not attach to the Restricted Asset but the Pledgor shall hold its interest in the Restricted Asset in trust for the Pledgee, and shall assign such Restricted Asset to the Pledgee or as it may direct immediately upon obtaining the consent of the other party.

(2) The Security Interest shall not extend or apply to the last day of the term of any lease or sublease or any agreement for a lease or sublease now held or hereafter acquired by the Pledgor in respect of Real Property, but the Pledgor shall stand possessed of any such last day upon trust to assign and dispose of it as the Pledgee may direct.

Section 2.4       Care and Custody of Collateral.

         The Pledgee may, after the Security Interest shall have become enforceable, (i) notify any Person obligated on an account or on chattel paper or any obligor on an instrument to make payments to the Pledgee whether or not the Pledgor was previously making collections on such accounts, chattel paper or instruments, and (ii) assume control of any proceeds arising from the Collateral.

Section 2.5       No Assumption of Liability.

         The Security Interest is granted as security only and shall not subject the Pledgee to, or in any way alter or modify, any obligation or liability of the Pledgor with respect to or arising out of the Collateral.

                                    ARTICLE 3
                                   ENFORCEMENT

Section 3.1       Enforcement.

         The Security Interest shall be and become enforceable against the Pledgor upon the occurrence and during the continuance of an Event of Default.

Section 3.2       Remedies Upon an Event of Default.

(1) Whenever the Security Interest has become enforceable, the Pledgor agrees to deliver each item of Collateral to the Pledgee on demand, and the Pledgee shall be entitled but shall not be obligated, at the same or different times, to exercise all of the rights, powers and remedies (whether vested in it by this Agreement or by Law) for the protection and enforcement of its rights in respect of the Collateral, including all applicable rights and remedies of a secured party upon default under the PPSA, and the Pledgee shall be entitled but shall not be obligated, without limitation, to exercise the following rights, which the Pledgor agrees to be commercially reasonable:

         (a) to take possession of the Collateral and without liability for trespass to enter any premises where the Collateral may be located for the purpose of taking possession of or removing the Collateral;

         (b) to receive the proceeds and all other amounts payable in respect of the Collateral otherwise payable to the Pledgor;

         (c) to transfer all or any part of the Collateral into the Pledgee's name or the name of its nominee or nominees, including all Collateral rights of assignment to execute any other documents as may be necessary or appropriate to reflect such assignments of record;

         (d) to give all consents, waivers and ratifications in respect of the Collateral and otherwise act with respect thereto as though it were the outright owner thereof (the Pledgor hereby irrevocably constituting and appointing the Pledgee the proxy and attorney-in-fact of the Pledgor, with full power of substitution to do so);

         (e) with respect to any Collateral consisting of Intellectual Property, on demand, to (A) cause the Security Interest to become an assignment, transfer and conveyance of any of or all of such Collateral by the Pledgor to the Pledgee (except to the extent any such assignment, transfer or conveyance thereof would result in a loss of such Intellectual Property), (B) to license or sublicense, whether general, special or otherwise, and whether on an exclusive or non-exclusive basis, any such Collateral throughout the world on such terms and conditions and in such manner as the Pledgee shall determine (other than in violation of any then existing licensing arrangements to the extent that waivers cannot be obtained), (C) at any time and from time to time, in its sole and reasonable discretion, enforce (and shall have the exclusive right to enforce) against any licensee or sublicensee all rights and remedies of the Pledgor in, to and under any such Collateral and take or refrain from taking any action under any thereof, and the Pledgor agrees to reimburse the Pledgee for all reasonable expenses it incurs in taking any such lawful action; and (D) upon request by the Pledgee (which shall not be construed as implying any limitation on rights or powers), the Pledgor will execute and deliver to the Pledgee a power of attorney prepared by the Pledgee, in form and substance satisfactory to the Pledgee, for the implementation of any sale, lease, license or other disposition of any of the Pledgor's Collateral or any action related thereto;

         (f) to the fullest extent permitted by Law, and in a commercially reasonable manner, at any time or from time to time to collect, realize, sell, assign or otherwise dispose of, or grant options to purchase, all or any part of the Collateral, or any interest therein, at any public or private sale, or to redeem or otherwise dispose of or realize on (all of which are waived by the Pledgor), for cash, on credit or for other property, for immediate or future delivery without any assumption of credit risk, and for such price or prices and on such terms as the Pledgee in its absolute discretion may determine. Each purchaser at any such sale shall hold the property so sold absolutely free from any claim or right on the part of the Pledgor, their successors and assigns, and the Pledgor waives and releases to the fullest extent permitted by Law any right or equity of redemption with respect to the Collateral, whether before or after sale hereunder, and all rights, if any, of marshalling the Collateral and any other security for the Obligations or otherwise, and all rights, if any, of stay and/or appraisal which they now have or may at any time in the future have under rule of Law now existing or hereafter enacted. At any such sale, unless prohibited by applicable Law, the Pledgee may bid for and purchase (by bidding in Obligations or portion thereof or otherwise) all or any part of the Collateral so sold free from any such right or equity of redemption. The Pledgee is authorized to comply with any limitation or restriction in connection with any sale of Collateral as it may be advised by counsel is necessary in order to (i) avoid any violation of applicable Law or (ii) obtain any required approval of the sale or of the purchase by any Governmental Authority, and the Pledgor agrees that such compliance shall not result in such sale being considered or deemed not to have been made in a commercially reasonable manner and that the Pledgee shall not be liable or accountable to the Pledgor for any discount allowed by reason of the fact that such Collateral is sold in compliance with any such limitation or restriction;

         (g) appoint by instrument in writing a receiver (which term as used in this Security Agreement includes a receiver and manager) or agent of all or any part of the Collateral and removal or replacement from time to time of any receiver or agent;

         (h) institute proceedings in any court of competent jurisdiction for the appointment of a receiver of all or any part of the Collateral;

         (i) institute proceedings in any court of competent jurisdiction for sale or foreclosure of all or any part of the Collateral;

         (j) file proofs of claim and other documents to establish claims to the Collateral in any proceeding relating to the Pledgor; and

         (k) pursue or initiate any other remedy or proceeding authorized or permitted under the PPSA or otherwise by Law or equity.

(2) Each right, power and remedy of the Pledgee provided for in this Security Agreement or the Acquisition Agreement or now or hereafter existing at Law or in equity or by statute shall be cumulative and concurrent and shall be in addition to every other such right, power or remedy. The Pledgee shall not be bound to exercise any right or remedy, and the exercise or beginning of the exercise by the Pledgee of any one or more of the rights, powers or remedies provided for in this Security Agreement or the Acquisition Agreement or now or hereafter existing at Law or in equity or by statute or otherwise shall not preclude the simultaneous or later exercise by the Pledgee of all such other rights, powers or remedies, including the right to claim for any deficiency, and no failure or delay on the part of the Pledgee to exercise any such right, power or remedy shall operate as a waiver thereof.

(3) All monies collected by the Pledgee upon any sale or other disposition of the Collateral, together with all other monies received by the Pledgee hereunder, shall be applied as follows:

         (a) first, to the payment of all Obligations to the Pledgee; and

         (b) second, to the extent monies remain after the application pursuant to the preceding clause (a), to a payment to the Pledgor or to whomever may be lawfully entitled to receive such payment.

(4) It is understood and agreed that the Pledgor shall be liable to the extent of any deficiency between (1) the amount of the proceeds of the Collateral applied pursuant to clause (a) of Section 3.2(3) and (2) the outstanding amount of the Obligations.

(5) Upon any sale of the Collateral by the Pledgee hereunder (whether by virtue of the power of sale herein granted, pursuant to judicial process or otherwise), the receipt by the Pledgee or the officer making the sale of the purchase price shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold, and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Pledgee or such officer or be answerable in any way for the misapplication or nonapplication thereof.

Section 3.3       Receiver's Powers.

(1) Any receiver appointed by the Pledgee shall be vested with the rights and remedies which could have been exercised by the Pledgee in respect of the Pledgor, or the Collateral and such other powers and discretions as are granted in the instrument of appointment and any supplemental instruments. The identity of the receiver, its replacement and its remuneration shall be within the sole and unfettered discretion of the Pledgee.

(2) Any receiver appointed by the Pledgee shall act as agent for the Pledgee for the purposes of taking possession of the Collateral, but otherwise and for all other purposes (except as provided below), as agent for the Pledgor. The receiver may sell, lease, or otherwise dispose of Collateral as agent for the Pledgor or as agent for the Pledgee as the Pledgee may determine in its discretion. The Pledgor agrees to ratify and confirm all actions of the receiver acting as agent for the Pledgor, and to release and indemnify the receiver in respect of all such actions.

(3) The Pledgee, in appointing or refraining from appointing any receiver, shall not incur liability to the receiver, the Pledgor or otherwise and shall not be responsible for any misconduct or negligence of the receiver.

Section 3.4       Dealing with Collateral.

         Except as otherwise provided by Law or this Security Agreement, the Pledgee shall not be (i) liable or accountable for any failure to collect, realize or obtain payment in respect of the Collateral, (ii) bound to institute proceedings for the purpose of collecting, enforcing, realizing or obtaining payment of the Collateral or for the purpose of preserving any rights of any Persons in respect of the Collateral, (iii) responsible for any loss occasioned by any sale or other dealing with the Collateral or by the retention of or failure to sell or otherwise deal with the Collateral, or (iv) bound to protect the Collateral from depreciating in value or becoming worthless.

Section 3.5       Standards of Sale.

         Without prejudice to the ability of the Pledgee to dispose of the Collateral in any manner which is commercially reasonable, the Pledgor acknowledges that:

         (a) Collateral may be disposed of in whole or in part;

         (b) Collateral may be disposed of by public auction, public tender or private contract, with or without advertising and without any other formality;

         (c) any assignee of such Collateral may be a customer of the Pledgee;

         (d) a disposition of Collateral may be on such terms and conditions as to credit or otherwise as the Pledgee, in its sole discretion, may deem advantageous; and

         (e) the Pledgee may establish an upset or reserve bid or price in respect of Collateral.

Section 3.6       Dealings by Third Parties.

(1) No Person dealing with the Pledgee or an agent or receiver shall be required to determine (i) whether the Security Interest has become enforceable, (ii) whether the powers which such Person is purporting to exercise have become exercisable, (iii) whether any money remains due to the Pledgee by the Pledgor, (iv) the necessity or expediency of the stipulations and conditions subject to which any sale or lease is made,
         (v) the propriety or regularity of any sale or other dealing by the Pledgee with the Collateral, or (vi) how any money paid to the Pledgee has been applied.

(2) Any purchaser of all or any part of the Collateral from the Pledgee or a receiver or agent shall hold the Collateral absolutely free from any claim or right of whatever kind, including any equity of redemption, of the Pledgor, which it specifically waives (to the fullest extent permitted by Law) as against any such purchaser together with all rights of redemption, stay or appraisal which the Pledgor has or may have under any Law now existing or hereafter adopted.

Section 3.7       Documentation; Further Assurances.

(1) The Pledgor has caused to be delivered to the Pledgee fully executed PPSA financing statements (including fixture filings, as applicable), mortgages and other appropriate filings, recordings and registrations containing a description of the Collateral, in each case prepared by the Pledgee, for filing in all applicable recording or registry offices of each applicable jurisdiction, as may be required to publish notice of and protect the validity of and to establish a legal, valid and perfected security interest in favour of the Pledgee in respect of all Collateral in which the Security Interest may be perfected by filing, recording or registration in Canada or any of the Provinces of Canada (or in each case any political subdivision thereof), or in any other necessary jurisdiction.

(2) The Pledgor will promptly cause to be delivered to the Pledgee, with respect to Canadian Patents and Canadian registered Trademarks and Business Names (and Trademarks and Business Names for which Canadian registration applications are pending) comprised within the Collateral and with respect to Canadian registered Copyrights comprised within the Collateral, fully executed security agreements and other documents containing a description of all such Collateral, in each case prepared by the Pledgee, for registration with the Canadian Intellectual Property Office pursuant to the Patent Act (Canada), the Trade-marks Act (Canada) and the Copyright Act (Canada) and the regulations thereunder, as applicable, and otherwise as may be required pursuant to the Laws of any other jurisdiction in Canada (or any political subdivision thereof) to protect the validity of and to establish a legal, valid and perfected security interest in favour of the Pledgee in respect of all Collateral consisting of Patents, Trademarks and Business Names and Copyrights in which a security interest may be perfected by filing, recording or registration in Canada or any of the Provinces in Canada (or any political subdivision thereof) or in any other necessary jurisdiction.

(3) In addition, the Pledgor shall execute and deliver from time to time as may be reasonably requested by the Pledgee, to the Pledgee such other instruments, agreements, certificates and documents (including PPSA financing statements and mortgages) and other appropriate filings, recordings and registrations containing a description of the Collateral, in each case prepared by the Pledgee, to evidence, confirm, perfect and maintain the Liens and Security Interests granted or required to be granted to the Pledgee by this Security Agreement, and shall fully cooperate with the Pledgee and perform all additional acts that are necessary to effect the purposes of the foregoing.

(4) The Pledgor shall reimburse the Pledgee on demand for the reasonable fees (including legal fees) and expenses incurred by the Pledgee in connection with the preparation, filing, publication, recording or registration of any instruments, agreements, certificates and documents (including PPSA financing statements and mortgages) pursuant to Section 3.7(3) subject to the U.S.$75,000 limitation set forth in Section 4(i) of the Restructuring Agreement.

(5) If the Pledgor fails to perform any act required by this Security Agreement, the Pledgee may (in the name of the Pledgor or otherwise) perform, or cause performance of, such act. The Pledgor shall reimburse the Pledgee on demand for its reasonable fees (including legal fees) and expenses incurred by the Pledgee in connection therewith.

Section 3.8       Security Interest Absolute.

         All rights of the Pledgee hereunder, the grant of the Security Interest in the Collateral and all obligations of the Pledgor hereunder, shall be absolute and unconditional pending satisfaction in full of the Obligations (subject to Section 3.9(2) hereof) irrespective of:

         (a) any claim as to the validity, regularity or enforceability of any of the Transaction Documents;

         (b) any change in the time, manner or place of payment of, or in any other term of, all of or any of the Obligations, or any other amendment or waiver of or any consent to any departure from any of the Transaction Documents or any other agreement or instrument relating to any of the foregoing;

         (c) any change in the Laws, rules or regulations of any jurisdiction;

         (d) the occurrence of any Event of Default;

         (e) any exchange, release or non-perfection of the Pledgee's security interest in any other collateral, or any release or amendment or waiver of or consent to or departure from any guarantee, for all or any of the Obligations; or

         (f) any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Pledgor in respect of the Obligations or in respect of this Security Agreement.

Section 3.9       Termination and Release of Security Interest.

(1) Upon satisfaction in full of all Obligations, the Security Interest contained in this Article 3 shall terminate (provided that all indemnities set forth herein, including those in Section 5.2, shall survive any such termination), and within thirty (30) Business Days the Pledgee, at the request of the Pledgor, shall execute and deliver to the Pledgor a proper instrument or instruments acknowledging the satisfaction and termination of the Security Interest (including discharges of mortgages), and shall duly assign, transfer and deliver to the Pledgor (without recourse and without any representation or warranty, except that it has not previously encumbered or sold such Collateral in violation of this Security Agreement) such of the Collateral as may be in the possession of the Pledgee and as has not theretofore been sold or otherwise applied or released pursuant to this Security Agreement, together with any monies at the time held by the Pledgee hereunder.

(2) In the event that any part of the Collateral is sold in connection with a sale permitted by terms of this Security Agreement or the Acquisition Agreement or is otherwise released at the direction of the Pledgee, and the proceeds of such sale or sales or from such release are to be applied in accordance with the terms of this Security Agreement or the Acquisition Agreement to the extent required to be so applied, within thirty (30) Business Days the Pledgee, at the request of the Pledgor, shall release such Collateral from this Security Agreement, and shall duly assign, transfer and deliver to the Pledgor (without recourse and without any representation or warranty, except that it has not previously encumbered or sold such Collateral in violation of this Security Agreement) such of the Collateral as is then being (or has been) so sold or released and as may be in possession of the Pledgee and has not theretofore been released pursuant to this Security Agreement.

(3) The Pledgor shall reimburse the Pledgee on demand for the reasonable fees (including legal fees) and expenses incurred by the Pledgee in connection with the preparation, filing, publication, recording or registration of any instruments, agreements, certificates and documents (including PPSA financing statements) pursuant to Section 3.9(1) or
         Section 3.9(2), subject to the U.S.$75,000 limitation set forth in
         Section 4(i) of the Restructuring Agreement.

                                    ARTICLE 4
                    REPRESENTATIONS, WARRANTIES AND COVENANTS

Section 4.1       Representations and Warranties.

         The Pledgor represents and warrants that, as of the date hereof:

         (a) The Collateral is owned solely by the Pledgor free and clear of any Lien, except the Liens and the Security Interest created by this Agreement and Permitted Liens. The Pledgor has not filed or consented to the filing of any financing statement or analogous document under the PPSA or any other applicable Laws covering any Collateral or any assignment in which the Pledgor assigns any Collateral or any security agreement or similar instrument covering any Collateral with any foreign governmental, municipal or other office, which financing statement or analogous document, assignment, security agreement or similar instrument is still in effect, except in each case for Liens and the Security Interest created by this Agreement and Permitted Liens.

         (b) The Security Interest constitutes a legal and valid security interest in all Collateral securing the payment and performance of the Obligations. The Security Interest is and shall have priority over and be prior to any other Lien on any of the Collateral, other than Permitted Liens or any Liens created by or through the action or inaction of the Pledgee or any of its Subsidiaries.

         (c) The Pledgor has good and valid rights in and title to the Collateral with respect to which it has purported to grant a Security Interest hereunder and has full power and authority to grant to the Pledgee the Security Interest in such Collateral pursuant hereto and to execute, deliver and perform its obligations in accordance with the terms of this Security Agreement, without the consent or approval of any other Person other than any consent or approval which has been obtained.

         (d) Each of the Subsidiaries of Bookham, Inc. existing or having assets in Canada is a Party.

         (e) At the date of this Security Agreement and for the four months immediately preceding the date of this Agreement, (i) the exact legal name, type of organization and sole jurisdiction of organization (together with the organizational identification number, if any issued by such jurisdiction) of the Pledgor are as set forth in Exhibit A, (ii) the place of business of the Pledgor, or if it has more than one place of business, its chief place of business and chief executive office, are as set forth in Exhibit B, and (iii) all locations of the Collateral are as set forth in Exhibit C.

Section 4.2       Covenants.

(1) The Pledgor covenants and agrees that it shall, at its own cost and expense, take any and all actions reasonably necessary to defend title to the Collateral against all Persons.

(2) The Pledgor covenants and agrees that it shall remain liable to observe and perform all the conditions and obligations to be observed and performed by it under each contract, agreement or instrument relating to the Collateral, all in accordance with the terms and conditions thereof.

(3) The Pledgor agrees that it shall not distribute, sell, assign, transfer, lease or otherwise dispose of any Collateral without the prior written consent of the Pledgee while the Obligations are outstanding, except for the disposition of obsolete or worn out property and excess equipment in the ordinary course of business, having a fair market value not to exceed U.S.$5,000,000 in the aggregate.

(4) Unless Bookham Technology plc shall have given the Pledgee not less than thirty (30) days' prior notice thereof, the Pledgor shall not change its name, type of entity, jurisdiction of organization or the location of its principal place of business or chief executive office.

Section 4.3      Covenants Regarding Patent, Trademark and Copyright Collateral.

(1) The Pledgor agrees that it will not do or cause to be done any act or omission whereby any Patent that is included in the Collateral and that is, in the Pledgor's reasonable judgment, material to the Business, will become invalidated or dedicated to the public.

(2) The Pledgor shall notify the Collateral Agent promptly if it knows that any Patent, Trademark and Business Name or Copyright that is, in the Pledgor's reasonable judgment, material to the Business may become abandoned, lost or dedicated to the public, or of any adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the Canadian Intellectual Property Office or any court or similar office of any country) regarding the Pledgor's ownership of any such Patent, Trademark and Business Name or Copyright, its right to register the same, or to keep and maintain the same.

(3) The Pledgor will take all necessary steps that are consistent with the practice in any proceeding before the Canadian Intellectual Property Office or any office or agency in any political subdivision of Canada or in any other country or any political subdivision thereof, to maintain and pursue each application relating to the Patents, Trademarks and Business Names and/or Copyrights comprised within the Collateral and that is, in the Pledgor's reasonable judgment, material to the Business, and to obtain the relevant grant or registration and to maintain each issued Patent and each registration of the Trademarks and Business Names and Copyrights that is comprised within the Collateral and that is, in the Pledgor's reasonable judgment, material to the Business, including timely filings of applications for renewal, affidavits of use, affidavits of incontestability and payment of maintenance fees, and, if consistent with good business judgment, to initiate opposition interference and cancellation proceedings against third Persons.

(4) Within fifteen (15) Business Days of January 15 and July 15 of every year, the Pledgor shall deliver to the Pledgee a written notice identifying all Improvements to any and all Intellectual Property comprised within the Collateral that were developed or otherwise acquired by the Pledgor during the previous six (6) month period and for which the Pledgor has (i) generated an invention disclosure or (ii) obtained a registration from, or filed an application to register such Improvement with, the Canadian Intellectual Property Office (or any successor office or any similar office in any other country).

                                    ARTICLE 5
                                  MISCELLANEOUS

Section 5.1       Survival; Successors and Assigns.

         This Security Agreement and all covenants, agreements, representations and warranties made herein and in the certificates delivered pursuant hereto shall survive the execution and delivery of this Security Agreement, and shall continue in full force and effect so long as any of the Obligations are still effective. Whenever in this Security Agreement any of the Parties is referred to, such reference shall be deemed to include the permitted successors and permitted assigns of such Party, if any. All covenants, promises and agreements in this Security Agreement contained, by or on behalf of the Pledgor, shall inure to the benefit of the Pledgee and its successors and assigns, and all covenants, promises and agreements in this Security Agreement contained, by or on behalf of the Pledgee, shall inure to the benefit of the Pledgor and its successors and assigns.

Section 5.2       Expenses; Currency.

(1) Except as otherwise provided in this Security Agreement or the Restructuring Agreement, the Parties shall bear their respective direct and indirect expenses incurred in connection with the negotiation, preparation, execution and performance of this Security Agreement and the transactions contemplated hereby.

(2) Unless otherwise indicated, all dollar amounts stated in this Security Agreement are stated in U.S. currency, and all payments required under this Security Agreement shall be paid in U.S. currency. In the event it is required to convert any lawful currency of a jurisdiction other than the U.S. into U.S. Dollars for purposes of determining any amounts owed under, or due and payable pursuant to, this Security Agreement, the Parties hereby agree such currency conversion shall be determined as of the applicable date by reference to the New York foreign exchange mid-range rates published in The Wall Street Journal (or such other internationally-recognized currency conversion source as may be mutually agreed between the Parties).

Section 5.3       Notices.

         All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been hereby given or made upon receipt) by delivery in person, by overnight courier service, by cable, by facsimile, by telegram, by telex or by registered or certified mail, postage prepaid, return receipt requested) to the respective Persons at the following addresses (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 5.3):

(a) If to the Pledgor:

                  c/o Bookham Technology plc
                  Caswell Towcester
                  Northamptonshire NN12 8EQ
                  United Kingdom
                  Facsimile: 44 1327 356 701
                  Attention: Corporate Secretary

                  with a copy, which does not constitute notice, to:

                  Wilmer Cutler Pickering Hale and Dorr LLP
                  60 State Street
                  Boston, Massachusetts 02109
                  Facsimile: (617) 536-5000
                  Attention: Thomas S. Ward, Esq.

                  If to the Pledgee, to:

                  Nortel Networks Corporation
                  8200 Dixie Road, Suite 100
                  Brampton, Ontario L6T 5P6
                  Canada
                  Facsimile: (905) 863-8386
                  Attention: Secretary

                  with a copy, which does not constitute notice, to:

                  Cleary, Gottlieb, Steen & Hamilton
                  One Liberty Plaza
                  New York, New York 10006
                  Attention: Paul J. Shim, Esq.
                  Facsimile: (212) 225-3999

Section 5.4       Headings.

         The headings contained in this Security Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Security Agreement.

Section 5.5       Entire Agreement.

         This Security Agreement, together with the Acquisition Agreement (as amended through the date hereof), and the other Ancillary Agreements (as amended through the date hereof) and the Restructuring Agreement, constitutes the entire agreement of the Parties with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, among the Parties with respect to the subject matter hereof.

Section 5.6       No Third-Party Beneficiaries.

         Except as provided in Section 5.1, this Security Agreement is for the sole benefit of the Parties and their permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Security Agreement.

Section 5.7       Amendment.

         This Security Agreement may not be amended or modified except by an instrument in writing signed by the Parties.

Section 5.8       Governing Law.

         This Security Agreement shall be governed by, and construed in accordance with, the Laws of the Province of Ontario and the Laws of Canada applicable therein. All actions, suits or proceedings arising out of or relating to this Agreement shall be heard and determined exclusively in a New York state or federal court sitting in the County of New York, and the Parties hereby irrevocably submit to the exclusive jurisdiction of such courts in any such action or proceeding and irrevocably agree to the laying of venue in such courts and waive the defense of an inconvenient forum to the maintenance of any such action, suit or proceeding.

Section 5.9       Counterparts.

         This Security Agreement may be executed in one or more counterparts, and by the different Parties in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Security Agreement by telecopier shall be as effective as delivery of a manually executed counterpart of this Security Agreement.

Section 5.10      No Presumption.

         This Security Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the Party drafting or causing any instrument to be drafted.

                   [Signatures of Parties follow on next page]

         IN WITNESS WHEREOF, the Parties have caused this Security Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                            NORTEL NETWORKS CORPORATION


                            By:
                                --------------------------------------------
                                Name:
                                Title:


                            BOOKHAM (CANADA), INC.


                            By:
                                --------------------------------------------
                                Name:
                                Title:

                                   SCHEDULE A

                   TYPE OF ORGANIZATION AND SOLE JURISDICTION
                         OF ORGANIZATION FOR THE PLEDGOR

         Bookham (Canada), Inc. - a corporation incorporated under the New Brunswick Business Corporations Act

                                   SCHEDULE B

                        PLACE OF BUSINESS FOR THE PLEDGOR

         1-10 Brewer Hunt Way, Ottawa, Ontario K2K 2B5

                                   SCHEDULE C

                             LOCATION OF COLLATERAL

         All Collateral is located in the Province of Ontario and, specifically, in the following locations:

         1-10 Brewer Hunt Way, Ottawa, Ontario K2K 2B5